Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-211718

Pricing Supplement dated March 24, 2017 to the

Product Prospectus Supplement MLN-ES-ETF-1 dated July 8, 2016 and

Prospectus dated June 30, 2016

The Toronto-Dominion Bank $35,700,000 Raymond James Quality Yield Equity Linked Notes Linked to a Fixed Basket of 23 Common Equity Securities, Due March 29, 2019

The Toronto-Dominion Bank (“TD” or “we”) has offered the “Raymond James Quality Yield Equity” Linked Notes (the “Notes”) linked to a basket of 23 Reference Shares described below.

The Notes are linked to a basket of shares of 23 U.S.-traded common equity securities (each, a “Reference Share” and together, the “Reference Shares” or the “Basket”) of entities that are not affiliated with us (each, a “Reference Share Issuer”). The Reference Shares were selected in March 2017 by Raymond James & Associates, Inc. (“Raymond James”) and represent companies in the S&P 500® Index (the “SPX”) chosen by Raymond James with the objective that such Reference Shares (i) have dividend yields higher than the SPX constituents as a whole and (ii) had senior long-term debt credit ratings considered lower medium grade or higher by at least one nationally recognized statistical rating organization, as discussed further below. In selecting the basket, Raymond James also sought Reference Shares that, (i) in its opinion and based on historical performance, it believes would be likely to suffer less price volatility than the SPX constituents as a whole, and (ii) in its opinion could sustain or increase their dividend over the term of the Notes.

The Reference Shares and related tickers are: 3M Co. (“MMM”), AbbVie Inc. (“ABBV”), AT&T Inc. (“T”), BB&T Corporation (“BBT”), The Boeing Company (“BA”), Cardinal Health, Inc. (“CAH”), Carnival Corporation (“CCL”), Cisco Systems, Inc. (“CSCO”), CVS Health Corporation (“CVS”), Johnson & Johnson (“JNJ”), Microsoft Corporation (“MSFT”), NextEra Energy, Inc. (“NEE”), Occidental Petroleum Corporation (“OXY”), Omnicom Group Inc. (“OMC”), PepsiCo, Inc. (“PEP”), Pfizer Inc. (“PFE”), Praxair, Inc. (“PX”), QUALCOMM Incorporated (“QCOM”), Schlumberger Limited (“SLB”), Simon Property Group, Inc. (“SPG”), Sysco Corporation (“SYY”), Texas Instruments Incorporated (“TXN”) and United Technologies Corporation (“UTX”). Each Reference Share has an equal weighting of 1/23rd. This pricing supplement contains a description of the criteria used to select the Reference Shares for inclusion in the Basket. The composition of the Basket was selected by Raymond James. Neither TD nor its affiliates takes any responsibility for the selection of the Basket or otherwise endorses the Reference Shares or the Basket. See “Information Regarding the Reference Shares.”

The amounts that we will pay to you for each $1,000 in principal amount of the Notes will depend upon the performance of the Basket and the dividends paid on the Reference Shares over the term of the Notes, and you may lose up to 100.00% of the principal amount of the Notes. As described in more detail below, the Payment at Maturity will be less than the price to the public set forth below if the “Basket Level Percentage” (as defined below) is not at least approximately 103.36%. Any payments on the Notes are subject to our credit risk.

The Notes are not principal protected and investors may lose their entire investment in the Notes. Because the Participation Rate is 96.75%, the Payment at Maturity will be greater than the principal amount only if the Basket Level Percentage is greater than or equal to approximately 103.36%.

The Notes are unsecured and are not savings accounts or insured deposits of a bank. The Notes are not insured or guaranteed by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other governmental agency or instrumentality of Canada or the United States. The Notes will not be listed on any securities exchange.

The Notes have complex features and investing in the Notes involves a number of risks. See “Additional Risk Factors” on page P-7 of this pricing supplement, “Additional Risk Factors Specific to the Notes” beginning on page PS-5 of the product prospectus supplement MLN-ES-ETF-1 dated July 8, 2016 (the “product prospectus supplement”) and “Risk Factors” on page 1 of the prospectus dated June 30, 2016 (the “prospectus”).

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement, the product prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We will deliver the Notes in book-entry only form through the facilities of The Depository Trust Company on March 31, 2017, against payment in immediately available funds.

Our estimated value of the Notes as of the Pricing Date, based on our internal pricing models, is $966.60 per Note, as discussed further under “Additional Information Regarding Our Estimated Value of the Notes” on page P-44 of this pricing supplement. The estimated value is less than the public offering price of the Notes.

	Public Offering Price	Underwriting Discount[1]	Proceeds to TD
Per Note	$1,000.00	$20.00	$980.00
Total	$35,700,000.00	$714,000.00	$34,986,000.00

1 TD Securities (USA) LLC (“TDS”) will purchase the Notes from TD at the public offering price less an underwriting discount of $20.00 (2.00%) per $1,000 principal amount of the Notes for distribution to other registered broker-dealers, including Raymond James. The underwriting discount represents the selling concessions for other dealers in connection with the distribution of the Notes. The other dealers may forgo, in their sole discretion, some or all of their selling concessions. TD will reimburse TDS for certain expenses in connection with its role in the offer and sale of the Notes, and TD will pay TDS a fee in connection with its role in the offer and sale of the Notes. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page P-44 of this pricing supplement.

TD SECURITIES (USA) LLC	P-1

Raymond James Quality Yield Equity Linked Notes Due March 29, 2019

Summary

The information in this “Summary” section is qualified by the more detailed information set forth in this pricing supplement, the product prospectus supplement and the prospectus.

Issuer:	The Toronto-Dominion Bank
Issue:	Senior Debt Securities
Type of Note:	Equity Securities Linked Notes
Term:	Approximately 2 years
Reference Asset:	A basket consisting of the 23 Reference Shares, selected by Raymond James, as set forth on the cover page of this pricing supplement.
CUSIP / ISIN:	89114QZS0 / US89114QZS01
Agent:	TD Securities (USA) LLC (“TDS”)
Currency:	U.S. Dollars
Minimum Investment:	$1,000 and minimum denominations of $1,000 in excess thereof
Principal Amount	$1,000 per Note
Interest Payments:	None
Pricing Date:	March 24, 2017.
Issue Date:	March 31, 2017.
Final Valuation Date:

March 26, 2019.

If a market disruption event occurs or is continuing on the Final Valuation Date with respect to a Reference Share, that date for that Reference Share will be postponed to the next Trading Day on which no market disruption event occurs or is continuing with respect to that Reference Share. In no event, however, will any such date be postponed by more than ten Trading Days. If the determination of the Closing Price of any Reference Share for any relevant date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day with respect to that Reference Share, that day will nevertheless be the date on which the Closing Price of that Reference Share will be determined by the Calculation Agent. In such an event, the Calculation Agent will estimate the price that would have prevailed in the absence of the market disruption event.

For the avoidance of doubt, if no market disruption event exists on the originally scheduled Final Valuation Date with respect to a Reference Share, the determination of that Reference Share’s Closing Price will be made on that originally scheduled date, irrespective of the existence of a market disruption event with respect to any other Reference Shares. For the definition of a market disruption event, see “General Terms of the Notes—Market Disruption Events” beginning on page PS-25 of the accompanying product prospectus supplement. If the Final Valuation Date is postponed due to a market disruption event for any Reference Share, the Maturity Date will be postponed to the third Business Day after the postponed date.

TD SECURITIES (USA) LLC	P-2

Maturity Date:	March 29, 2019, subject to postponement as described above.
Reference Shares:	The 23 Reference Shares set forth on the cover page of this pricing supplement selected by Raymond James. You should only purchase the Notes if you are willing to make an investment, the performance of which will depend primarily upon the performance of those Reference Shares.
Reference Share Selection Process:	The Reference Shares were selected by Raymond James in March 2017 as described in the section “Reference Share Selection.” Raymond James’ objective was to select securities included in the SPX that it believes (i) have dividend yields higher than the SPX constituents as a whole and (ii) that had senior long-term debt credit ratings considered lower medium grade or higher by at least one nationally recognized statistical rating organization, as discussed further below. In selecting the basket, Raymond James also sought Reference Shares that, (i) in its opinion and based on historical performance, it believes would be likely to suffer less price volatility than the SPX constituents as a whole, and (ii) in its opinion could sustain or increase their dividend over the term of the Notes. The composition of the Basket was selected by Raymond James. Neither TD nor its affiliates takes any responsibility for the selection of the Basket or otherwise endorses the Reference Shares or the Basket.
Payment at Maturity:

The amount that you will receive at maturity for each $1,000 in principal amount of the Notes will depend upon the performance of the Basket. The Payment at Maturity will be calculated as follows:

$1,000 x Basket Level Percentage x the Participation Rate.

As discussed in more detail below, you will lose money on the Notes if the return on the Basket over the term of the Notes combined with any quarterly distributions are less than the Breakeven Level. In addition, the Payment at Maturity could be substantially less than the principal amount of the Notes.

You will lose money on the Notes if your participation in the performance of the Basket over the term of the Notes combined with any quarterly distributions are less than the principal amount.

Participation Rate:	96.75%. Because the Participation Rate is less than 100%, each 1% increase in the Basket over the term of the Notes is less than the 1% increase in the Payment at Maturity.
Breakeven Level:	The return on the Basket over the term of the Notes combined with any quarterly distributions that you will need to receive over the term of the Notes for you to receive your principal amount. This reflects the effect of the Participation Rate. Assuming that Distribution Amounts are zero, the Breakeven Level is approximately 103.36%, which is expressed as a percentage and is equal to 100% divided by the Participation Rate. See “Additional Risk Factors—Your investment may result in a loss” and “—The Notes will not reflect the full performance of the Reference Shares, which may negatively impact your return on the Notes.”
Basket Level Percentage:	The sum of the Weighted Reference Share Performances of the Reference Shares.
Weighted Reference Share Performance:	For each Reference Share, the product of (a) its Reference Share Performance and (b) the Reference Share Weighting.

TD SECURITIES (USA) LLC	P-3

Reference Share Weighting:	For each Reference Share, 1/23.
Reference Share	Reference Share Weighting*
3M Co.	4.348%
AbbVie Inc.	4.348%
AT&T Inc.	4.348%
BB&T Corporation	4.348%
The Boeing Company	4.348%
Cardinal Health, Inc.	4.348%
Carnival Corporation	4.348%
Cisco Systems, Inc.	4.348%
CVS Health Corporation	4.348%
Johnson & Johnson	4.348%
Microsoft Corporation	4.348%
NextEra Energy, Inc.	4.348%
Occidental Petroleum Corporation	4.348%
Omnicom Group Inc.	4.348%
PepsiCo, Inc.	4.348%
Pfizer Inc.	4.348%
Praxair, Inc.	4.348%
QUALCOMM Incorporated	4.348%
Schlumberger Limited	4.348%
Simon Property Group, Inc.	4.348%
Sysco Corporation	4.348%
Texas Instruments Incorporated	4.348%
United Technologies Corporation	4.348%
* Percentages may not sum to 100% due to rounding.
Reference Share Performance:	The Reference Share Performance will measure the change in value of each Reference Share over the term of the Notes. For each Reference Share, its Reference Share Performance will equal (a) its Final Share Price divided by (b) its Initial Share Price, expressed as a percentage.
Initial Share Price:	Reference Share	Ticker	Initial Share Price
	3M Co.	MMM UN	$191.51
	AbbVie Inc.	ABBV UN	$65.62
	AT&T Inc.	T UN	$41.68
	BB&T Corporation	BBT UN	$44.41
	The Boeing Company	BA UN	$175.82
	Cardinal Health, Inc.	CAH UN	$81.23
	Carnival Corporation	CCL UN	$58.60
	Cisco Systems, Inc.	CSCO UW	$34.08
	CVS Health Corporation	CVS UN	$78.49
	Johnson & Johnson	JNJ UN	$125.48
	Microsoft Corporation	MSFT UW	$64.98
	NextEra Energy, Inc.	NEE UN	$132.80
	Occidental Petroleum Corporation	OXY UN	$62.83
	Omnicom Group Inc.	OMC UN	$84.33
	PepsiCo, Inc.	PEP UN	$112.12
	Pfizer Inc.	PFE UN	$34.00
	Praxair, Inc.	PX UN	$116.41
	QUALCOMM Incorporated	QCOM UW	$56.92
	Schlumberger Limited	SLB UN	$76.96
	Simon Property Group, Inc.	SPG UN	$167.95
	Sysco Corporation	SYY UN	$52.81
	Texas Instruments Incorporated	TXN UW	$80.59
	United Technologies Corporation	UTX UN	$111.80
Final Share Price:	For each Reference Share, its Closing Price on the Final Valuation Date, subject to postponement as described under “—Final Valuation Date” above.

TD SECURITIES (USA) LLC	P-4

Distribution Amount:

For each Note and Distribution Date, the quarterly distribution, if any that you will receive is equal to the sum for each Reference Share, of an amount in U.S. dollars equal to (x) the per share gross cash dividends declared by the Reference Share Issuer to holders of record (including ordinary and extraordinary dividends) for which the ex-dividend date occurred during the relevant Dividend Period multiplied by (y) that Reference Share’s Dividend Reference Amount.

Observation Dates: The 26th calendar day of each of each March, June, September, and December, commencing on June 26, 2017 and ending on the Final Valuation Date.

Distribution Dates: For each Dividend Period, three Business Days following each Observation Date. The last Distribution Date is the Maturity Date.

Dividend Period: For each Reference Share, the period from and excluding the Observation Date of the prior Dividend Period to and including the Observation Date of the current Dividend Period, provided that the first Dividend Period commenced on and excludes the Pricing Date and the last Dividend Period shall end on and include the Final Valuation Date.

Dividend Reference Amount: For each Reference Share, an amount equal to (w) $1,000 multiplied by (x) the Participation Rate divided by (y) the Initial Share Price multiplied by (z) the Reference Share Weighting.

Because the Dividend Reference Amount factors in the Participation Rate of 96.75%, the Distribution Amount will be less than the gross per share gross cash dividends having an ex-dividend date during any relevant Dividend Period.

Distribution:	The Notes are not intended for purchase by any investor that is not a United States person, as that term is defined for U.S. federal income tax purposes, and no dealer may make offers of the Notes to any such investor.
Business Day:	Any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law to close in New York City or Toronto.
Trading Day:	A Trading Day with respect to a Reference Share means a day on which the principal trading market for the Reference Share is scheduled to be open for trading.
U.S. Tax Treatment:	By purchasing a Note, each holder agrees (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to treat the Note as a pre-paid cash-settled derivative contract in respect of the Basket, and to treat the Distribution Amount as ordinary income includible in income by a U.S. holder (as defined below) when received or accrued in accordance with the U.S. holder’s ordinary method of accounting, for U.S. federal income tax purposes. Based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Cadwalader, Wickersham & Taft LLP, it is reasonable to treat the Notes as pre-paid cash-settled derivative contracts in respect of the Basket, and to treat the Distribution Amounts as ordinary income includible in income by a U.S. holder when received or accrued in accordance with the U.S. holder’s ordinary method of accounting, for U.S. federal income tax purposes. However, the U.S. federal income tax consequences of your investment in the Notes are uncertain and the Internal Revenue Service (“IRS”) could assert that the Notes should be taxed in a manner that is different from that described in the preceding sentence. Please see the discussion below under “Supplemental Discussion of U.S. Federal Income Tax Consequences” and in the product prospectus supplement under “Supplemental Discussion of U.S. Federal Income Tax Consequences.”
Canadian Tax Treatment:	Please see the discussion below under “Supplemental Discussion of Canadian Tax Consequences,” which applies to the Notes.
Calculation Agent:	TD
Listing:	The Notes will not be listed on any securities exchange.
Clearance and Settlement:	DTC global (including through its indirect participants Euroclear and Clearstream, Luxembourg as described under “Forms of the Debt Securities” and “Book-Entry Procedures and Settlement” in the prospectus).

TD SECURITIES (USA) LLC	P-5

Additional Terms of Your Notes

You should read this pricing supplement together with the prospectus, as supplemented by the product prospectus supplement, relating to our Senior Debt Securities, of which these Notes are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product prospectus supplement. In the event of any conflict, this pricing supplement will control. The Notes vary from the terms described in the product prospectus supplement in several important ways. You should read this pricing supplement carefully.

This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Additional Risk Factors” on page P-7 of this pricing supplement, “Additional Risk Factors Specific to the Notes” beginning on page PS-5 of the product prospectus supplement and “Risk Factors” on page 1 of the prospectus, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):

▪	Prospectus dated June 30, 2016:
https://www.sec.gov/Archives/edgar/data/947263/000119312516638441/d162493d424b3.htm
▪	Product Prospectus Supplement MLN-ES-ETF-1 dated July 8, 2016:

https://www.sec.gov/Archives/edgar/data/947263/000089109216016045/e70441_424b2.htm

Our Central Index Key, or CIK, on the SEC website is 0000947263. As used in this pricing supplement, the “Bank,” “we,” “us,” or “our” refers to The Toronto-Dominion Bank and its subsidiaries. Alternatively, The Toronto-Dominion Bank, any agent or any dealer participating in this offering will arrange to send you the product prospectus supplement and the prospectus if you so request by calling 1-855-303-3234.

TD SECURITIES (USA) LLC	P-6

Additional Risk Factors

The Notes involve risks not associated with an investment in conventional debt securities. This section describes the most significant risks relating to the terms of the Notes. For additional information as to these risks, please see the product prospectus supplement and the prospectus.

You should carefully consider whether the Notes are suited to your particular circumstances before you decide to purchase them. Accordingly, prospective investors should consult their investment, legal, tax, accounting and other advisors as to the risks entailed by an investment in the Notes and the suitability of the Notes in light of their particular circumstances.

Your Investment in the Notes May Result in a Loss.

The amount payable on the Notes will depend on the performance of the Reference Shares and the Distribution Amounts, which may be less, and possibly significantly less, than your initial investment. If the prices of the Reference Shares decrease or increase by an amount less than the Breakeven Level, the Payment at Maturity may be less than the principal amount. You will lose money on the Notes if your participation in the performance of the Basket over the term of the Notes combined with any quarterly distributions is less than the Breakeven Level. You may lose your entire investment in the Notes. Please also see “—The Notes Will Not Reflect the Full Performance of the Reference Shares, Which May Negatively Affect Your Return on the Notes.”

You may receive no Distribution Amounts and Your Return May Be Lower Than the Return on a Conventional Debt Security of Comparable Maturity.

You will not necessarily receive Distribution Amounts on your Notes and your participation in any dividends paid is at the Participation Rate meaning you will not receive the gross amount of per share dividends paid on the Reference Shares. If the Reference Shares do not make dividend payments, you will not receive Distribution Amounts. Generally, this non-payment of Distribution Amounts coincides with a period of greater risk of principal loss on your Notes.

The return that you will receive on the Notes, which could be negative, may be less than the return you could earn on conventional fixed-rate or floating-rate debt security having the same maturity. Even if your return is positive, your return may be less than the return you would earn if you bought a conventional senior interest bearing debt security of TD.

Any Increase in the Price of One or More Reference Shares May Be Offset by Decreases in the Price of One or More Other Reference Shares.

The price of one or more of the Reference Shares may increase while the price of one or more of the other Reference Shares decreases. Therefore, in determining the value of the Basket at any time, increases in the price of one Reference Share may be moderated, or wholly offset, by decreases in the price of one or more other Reference Shares.

The Notes Will Not Reflect the Full Performance of the Reference Shares, Which May Negatively Affect Your Return on the Notes.

Because the calculation of the Dividend Reference Amount and the Payment at Maturity includes a Participation Rate of less than 100%, the return, if any, on the Notes will not reflect the full performance of the Reference Shares. Therefore, the dividend yield and yield to maturity based on the methodology for calculating the Dividend Reference Amount and the Payment at Maturity, respectively, will be less than such yields that would be produced if the Reference Shares were purchased and held for a similar period.

The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors.

The following factors, many of which are beyond our control, are some of the factors that may influence the market value of your Notes:

•	the market prices of the Reference Shares;
•	the dividend yields of the Reference Shares;
•	the correlation among the Reference Shares;
•	economic, financial, political, military, regulatory, legal and other events that affect the securities markets generally and the U.S. markets in particular, and which may affect the values of the Reference Shares; and
•	interest rates in the market.

These factors in addition to other factors, may influence the market value of your Notes if you sell your Notes before maturity. Our creditworthiness, as represented by our credit ratings or as otherwise perceived in the market will also affect the market value of your Notes. If you sell your Notes prior to maturity, you may receive less than your initial investment, even if the returns of the Reference Shares at such time are greater than the Breakeven Level.

TD SECURITIES (USA) LLC	P-7

An Investment in the Notes Is Subject to Our Credit Risk, and Changes in Our Credit Ratings May Adversely Affect the Market Value of the Notes.

An investment in the Notes, which are our senior unsecured debt securities, is subject to our credit risk. As a result, your receipt of the amount due on the Notes is dependent upon our ability to repay its obligations on the applicable payment date. This will be the case even if the prices of the Reference Shares increase after the Pricing Date. The existence of a trading market for, and the market value of, any of the Notes may be affected by market perceptions of our creditworthiness. If market perceptions of our creditworthiness were to decline for any reason, the market value of your Notes, and the availability of the trading markets generally, may be adversely affected. No assurance can be given as to what our financial condition will be at any time during the term of the Notes, or at maturity.

The Estimated Value of Your Notes Is Lower Than the Public Offering Price of Your Notes.

The estimated value of your Notes on the Pricing Date is lower than the public offering price of your Notes. The difference between the public offering price of your Notes and the estimated value of the Notes is a result of certain factors, such as any sales commissions paid to the agent or its affiliates, any selling concessions, discounts, commissions or fees allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Notes, the estimated cost which we may incur in hedging our obligations under the Notes, and estimated development and other costs which we may incur in connection with the Notes.

The Estimated Value of Your Notes Might Have Been Lower if Such Estimated Value Had Been Based on the Levels at Which Our Debt Securities Trade in the Secondary Market.

The estimated value of your Notes on the Pricing Date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated value referenced above might have been lower if such estimated value had been based on the levels at which our benchmark debt securities trade in the secondary market.

The Estimated Value of the Notes Is Based on Our Internal Pricing Models (And/or Pricing Models of Third Parties), Which May Prove to Be Inaccurate and May Be Different from the Pricing Models of Other Financial Institutions.

The estimated value of your Notes on the Pricing Date is based on our internal pricing models, and/or the pricing models of third parties with whom we may enter into potential hedging transactions, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models, or the pricing models of third parties, may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Notes may not be consistent with those of other financial institutions that may be purchasers or sellers of Notes in the secondary market. As a result, the secondary market price of your Notes may be materially different from the estimated value of the Notes determined by reference to our internal pricing models and/or the pricing models of third parties with whom we may enter into potential hedging transactions.

The Estimated Value of Your Notes Is Not a Prediction of the Prices at Which You May Sell Your Notes in the Secondary Market, if Any, and Such Secondary Market Prices, if Any, Will Likely Be Lower Than the Public Offering Price of Your Notes and May Be Lower Than the Estimated Value of Your Notes.

The estimated value of the Notes is not a prediction of the prices at which the agent, other affiliates of ours or third parties may be willing to purchase the Notes from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your Notes in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the Notes. Further, as secondary market prices of your Notes take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the Notes such as fees, commissions, discounts, and the costs of hedging our obligations under the Notes, secondary market prices of your Notes will likely be lower than the public offering price of your Notes. As a result, the price, at which the agent, other affiliates of ours or third parties may be willing to purchase the Notes from you in secondary market transactions, if any, will likely be lower than the price you paid for your Notes, and any sale prior to the Maturity Date could result in a substantial loss to you.

The Temporary Price at Which We May Initially Buy the Notes in the Secondary Market May Not Be Indicative of Future Prices of Your Notes.

Assuming that all relevant factors remain constant after the Pricing Date, the price at which the agent may initially buy or sell the Notes in the secondary market (if the agent makes a market in the Notes, which it is not obligated to do) may exceed our estimated value of the Notes on the Pricing Date after the initial Issue Date of the Notes. The price at which the agent may initially buy or sell the Notes in the secondary market may not be indicative of future prices of your Notes.

There May Not Be an Active Trading Market for the Notes — Sales in the Secondary Market May Result in Significant Losses.

There may be little or no secondary market for the Notes. The Notes will not be listed on any securities exchange. TDS and other affiliates of TD may make a market for the Notes; however, they are not required to do so. TDS or any other affiliate of TD may stop any market-making activities at any time. Even if a secondary market for the Notes develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your Notes in any secondary market could be substantial.

TD SECURITIES (USA) LLC	P-8

If you sell your Notes before the Maturity Date, you may have to do so at a substantial discount from the issue price, and as a result, you may suffer substantial losses.

The Final Share Price of Each Reference Share Is Based on Its Closing Price on the Final Valuation Date And May Be Less Than the Closing Price of Such Reference Share Prior to Such Date.

The Final Share Price of each Reference Share will be its Closing Price on the Final Valuation Date (subject to adjustment as described elsewhere in this pricing supplement). Therefore if the Closing Prices of the Reference Shares dropped precipitously on the Final Valuation Date, the Payment at Maturity for your Notes may be significantly less that it would have been had the Payment at Maturity been linked to the Closing Prices of the Reference Shares prior to such drop in the prices of the Reference Shares. Although the actual prices of the Reference Shares on the Maturity Date or at other times during the life of your Notes may be higher than their prices on the Final Valuation Date, you will benefit only from the Closing Prices of the Reference Shares on the Final Valuation Date.

Correlation among the Reference Shares May Affect the Value of Your Notes.

The Reference Shares may not represent a diversified portfolio of securities. To the extent that the Reference Shares move in the same direction (i.e., are highly correlated), you will lose some or all of the benefits that would ordinarily attend a diversified portfolio of securities. The Reference Shares may be concentrated in a limited number of industries. An investment in the Notes might increase your exposure to fluctuations in any of the sectors represented by the Basket.

Our Business Activities May Create Conflicts of Interest.

As noted above, we, Raymond James, or one or more of our respective affiliates expect to engage in trading activities related to the Reference Shares that are not for the account of holders of the Notes or on their behalf. These trading activities may present a conflict between the holders’ interests in the Notes and the interests we and our affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the prices of the Reference Shares, could be adverse to the interests of the holders of the Notes. We, Raymond James, or one or more of our respective affiliates may, at present or in the future, engage in business with the issuers of the Reference Shares, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between our or one or more of our affiliates’ obligations and your interests as a holder of the Notes. Moreover, we, Raymond James and our respective affiliates have published, and in the future expect to publish, research reports with respect to most or even all of the Reference Shares. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Even if our affiliates or Raymond James provides research that expresses a negative opinion about one or more of the Reference Shares, or if market conditions in the sectors represented by the Reference Shares or otherwise change, the composition of the Basket will not change during the term of the Notes (except under the limited circumstances described below). Any of these activities by us or one or more of our affiliates may affect the prices of the Reference Shares and, therefore, the market value of the Notes.

Hedging Activities May Adversely Affect the Market Value of the Notes.

We and any third party with whom we may enter into hedging arrangements with respect to the Notes may hedge by purchasing securities, futures, options or other derivative instruments with returns linked or related to changes in the price of the Reference Shares, and may adjust these hedges by, among other things, purchasing or selling securities, futures, options or other derivative instruments at any time. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the Notes declines. We or these third parties may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the price of the Reference Shares.

These trading activities may present a conflict between the holders’ interest in the Notes and the interests we and our affiliates will have in our or their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for our or their customers’ accounts and in accounts under our or their management. These trading activities could be adverse to the interests of the holders of the Notes.

There Are Potential Conflicts of Interest between You and the Calculation Agent.

The Calculation Agent will, among other things, determine the amount of your payment on the Notes. We will serve as the Calculation Agent and may appoint a different Calculation Agent after the Issue Date without notice to you. The Calculation Agent will exercise its judgment when performing its functions and may take into consideration our ability to unwind any related hedges. Since this discretion by the Calculation Agent may affect payments on the Notes, the Calculation Agent may have a conflict of interest if it needs to make any such decision. For example, the Calculation Agent may have to determine whether a market disruption event affecting a Reference Share has occurred, and make certain adjustments to a Reference Share if certain events occur. This determination may, in turn, depend on the Calculation Agent’s judgment whether the event has materially interfered with our ability or the ability of one of our affiliates to unwind our hedge positions. Since this determination by the Calculation Agent will affect the payment on the Notes, the Calculation Agent may have a conflict of interest if it needs to make a determination of this kind. For additional information as to the Calculation Agent’s role, see “General Terms of the Notes—Role of Calculation Agent” in the product prospectus supplement.

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There Are Potential Conflicts of Interest between You and Raymond James.

Raymond James chose the Reference Shares and is acting as a dealer in connection with the distribution of the Notes. As disclosed in “Information Regarding the Reference Shares—Description of the Reference Shares—License Agreement,” we will pay to Raymond James a fee equal to 0.72% of the principal amount of the Notes. Raymond James will also receive customary fees for acting as a dealer in connection with the distribution of the Notes, as disclosed in “Supplemental Plan of Distribution (Conflicts of Interest).”

Two of the Reference Shares Have Only Been Publicly Traded for a Limited Amount of Time.

As set forth below in the section “Information Regarding the Reference Shares—The Reference Shares,” two of the Reference Shares have only been publicly traded for a limited amount of time. Accordingly, it may be more difficult for you to evaluate the historical performance of those Reference Shares than would be the case for Reference Shares with a longer trading history.

Significant Aspects of the Tax Treatment of the Notes Are Uncertain.

The U.S. tax treatment of the Notes is uncertain. Please read carefully the section entitled “Tax Consequences—United States Taxation” in the prospectus, the section entitled “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the product prospectus supplement, and the section entitled “Supplemental Discussion of U.S. Federal Income Tax Consequences” below. You should consult your tax advisor about your tax situation.

Because one of the Reference Shares is the type of financial asset described under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), while the matter is not entirely clear, an investment in a Note may be treated, in whole or in part, as a “constructive ownership transaction” to which Section 1260 of the Code applies. If Section 1260 of the Code applies, all or a portion of any long-term capital gain recognized by a U.S. holder (as defined in the prospectus) in respect of a Note will be recharacterized as ordinary income and certain interest charges may apply.

Although the U.S. federal income tax treatment of the Notes, including the proper characterization of the Distribution Amount, is uncertain, pursuant to Section 871(m), we (or the applicable withholding agent) will withhold U.S. federal income tax at a 30% rate (or at a lower rate under an applicable income tax treaty) in respect of amounts, including any Distribution Amounts, that constitute “dividend equivalents” paid or deemed paid to a non-U.S. holder unless such payments are effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States and the non-U.S. holder provides an IRS Form W-8ECI. We will not pay any additional amounts in respect of such withholding. Non-U.S. holders are urged to consult their tax advisors regarding the imposition of the withholding tax on their Notes.

A conclusion that no portion of any amount in excess of the principal amount of a Note paid or credited or deemed to be paid or credited on a Note should be subject to Canadian withholding tax is based in part on the current published administrative position of the Canada Revenue Agency (“CRA”). There cannot be any assurance that CRA’s current published administrative practice will not be subject to change, including potential expansion in the current administrative interpretation of amounts subject to Canadian withholding tax. If, at any time, any amount paid or credited or deemed to be paid or credited on a Note is subject to Canadian withholding tax, you will receive an amount that is less than that to which you would otherwise be entitled. You should consult your own adviser as to the potential for such withholding and the potential for reduction or refund of part or all of such withholding, including under any bilateral Canadian tax treaty the benefits of which you may be entitled.

For a more complete discussion of the Canadian federal income tax consequences of investing in the Notes, please see “Canadian Taxation” in this pricing supplement. If you are not a Non-resident Holder (as that term is defined in “Canadian Taxation” in this pricing supplement) for Canadian federal income tax purposes or if you acquire the Notes in the secondary market, you should consult your tax advisors as to the consequences of acquiring, holding and disposing of the Notes and receiving the payments that might be due under the Notes.

Risks Relating to the Reference Shares

The Inclusion of the Reference Shares Does Not Guarantee a Positive Return on the Notes.

The Reference Shares were selected by Raymond James in March 2017 according to the process set forth in this pricing supplement. However, there can be no assurance that any Reference Share, or the Basket in its entirety, will perform well. The list of Reference Shares is not dynamic; if Raymond James’ opinion of the selection process, or of one or more Reference Shares, changes after the list was constituted, that change will not cause the deletion or addition of Reference Shares to the list for purposes of the notes. The composition of the Basket was selected by Raymond James. Neither TD nor its affiliates takes any responsibility for the selection of the Basket or otherwise endorses the Reference Shares or the Basket.

The performance of the Reference Shares may be less than the performance of the equities markets generally, and less than the performance of specific sectors of the equity markets, or other securities in which you may choose to invest. There is no assurance that the selection of the Reference Shares will result in a positive return on the notes. Although Raymond James has expressed a positive view as to the selection of the Reference Shares, its views may change significantly during the term of the notes. You should only purchase the Notes if you seek an investment linked to the performance of the specific Reference Shares set forth on the cover page of this pricing supplement.

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The Basket May Be Volatile Even Though Raymond James Sought to Produce a Basket that Would Be Likely to Suffer Less Price Volatility than the SPX.

While Raymond James selected Reference Shares that it believed would be likely to suffer less price volatility than the SPX constituents as a whole, there is no assurance that either the Basket or the Reference Shares will be successful in doing so. It is also possible that the features of the Basket designed to address the effects of volatility will instead adversely affect the return of the Basket and, consequently, the return of the Basket and your Notes.

Rising Interest Rates May Adversely Impact the Value of the Reference Shares.

The Reference Shares were selected in part due to their historic dividend yields and potential future dividend yields. A strategy of this type may not be successful. For example, in a rising interest rate environment, dividend paying stocks may perform less well than other types of securities.

The Offering of the Notes Does Not Constitute Investment Advice or an Investment Recommendation.

The offering of the Notes does not constitute investment advice. Similarly, the selection of the Reference Shares for the Basket does not constitute an investment recommendation by any of TD or Raymond James or any of our respective affiliates to invest in the Notes or the Reference Shares. Investors in the Notes, together with their respective advisors, should make an independent investigation of the terms of the Notes and the Reference Shares to determine if the Notes are a suitable investment.

You Will Have No Rights as a Security Holder, You Will Have No Rights to Receive Shares of Any Reference Share and You Will Not Be Entitled to Dividends or Other Distributions by Any Reference Share Issuer.

The Notes are our debt securities. They are not equity instruments, shares of stock, or securities of any other issuer. Investing in the Notes will not make you a holder of shares of any Reference Share. You will not have any voting rights, any rights to receive dividends or other distributions (except to the extent that the Dividend Reference Amounts, as adjusted by the Participation Rate, are reflected in the Distribution Amounts on the Notes), or any other rights against the issuer of any Reference Share. As a result, the return on your Notes may not reflect the return you would realize if you actually owned shares of any Reference Share and received the dividends paid or other distributions made in connection with them. Your Notes will be paid in cash and you have no right to receive delivery of any Reference Share.

No Reference Share Issuer Will Have Any Role or Responsibilities with Respect to the Notes.

None of the issuers of the Reference Shares will have authorized or approved the Notes, or will be involved in this offering. No such company will have any financial or legal obligation with respect to the Notes or the amounts to be paid to you, including any obligation to take our needs or your needs into consideration for any reason, including taking any corporate actions that might affect the value of the Reference Shares or the Notes. No such company will receive any of the proceeds from any offering of the Notes. No issuer of any Reference Share or any other company will be responsible for, or participate in, the determination or calculation of the Payment at Maturity.

We Do Not Control the Issuer of Any Reference Share and Are Not Responsible for Any Disclosure by Any Other Company.

We are not affiliated with any Reference Share Issuer. However, we or our affiliates may currently or from time to time in the future engage in business with any Reference Share Issuer. Nevertheless, neither we nor any of our affiliates are responsible for any Reference Share Issuer’s public disclosure of information whether contained in SEC filings or otherwise. You, as an investor in your Notes, should make your own investigation into each Reference Share Issuer.

You Will Have Limited Anti-Dilution Protection.

The Calculation Agent will adjust the Initial Share Price for stock splits, reverse stock splits, stock dividends, extraordinary dividends and other events that affect a Reference Share, but only in the situations we describe herein and in “General Terms of the Notes—Anti-Dilution Adjustments” in the product prospectus supplement. The Calculation Agent will not be required to make an adjustment for every corporate event that may affect a Reference Share. For example, the Calculation Agent will not make any adjustments for events such as an offering by a Reference Share Issuer, a tender or exchange offer for such Reference Share Issuer’s shares at a premium to its then-current market price by that issuer or a tender or exchange offer for less than all outstanding shares of such Reference Share Issuer’s by a third party. Those events or other actions by the issuer or a third party may nevertheless adversely affect the price of a Reference Share, and adversely affect the value of your Notes.

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Additional Market Disruption Event

In addition to the market disruption events described in “General Terms of the Notes—Market Disruption Events” in the product prospectus supplement, the following is an additional market disruption event:

A market disruption event with respect to a Reference Share may occur

•	if the Calculation Agent determines that an event materially interferes with our ability or the ability of any of our affiliates to (1) establish, maintain or unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect or (2) effect trading in any Reference Share generally.

Anti-Dilution Adjustments

The section “General Terms of the Notes—Anti-Dilution Adjustments—Transferable Rights and Warrants” in the product prospectus supplement is replaced in its entirety with the following:

Transferable Rights and Warrants

If a Reference Share Issuer issues transferable rights or warrants to all holders of such Reference Share to subscribe for or purchase such Reference Share at an exercise price per share that is less than the Closing Price of such Reference Share on the Trading Day before the ex-dividend date for such issuance, then the Calculation Agent may adjust the Initial Share Price, Dividend Reference Amount and/or Final Share Price, as applicable, of the Reference Share, or any other terms of the Notes as the Calculation Agent determines appropriate with reference to any adjustment(s) to options contracts on the affected Reference Share in respect of such issuance of transferable rights or warrants made by the Options Clearing Corporation, or any other equity derivatives clearing organization or exchange to account for the economic effect of such issuance.

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Hypothetical Returns

The table below is included for illustration purposes only. The hypothetical Basket Level Percentages used to illustrate the calculation of the Payment at Maturity (rounded to two decimal places) are not estimates or forecasts of the Basket Level Percentage or the Adjusted Initial Share Price or the Adjusted Final Share Price of any Reference Share on any trading day prior to the Maturity Date. The table below does not purport to be representative of every possible scenario concerning increases or decreases in the value of the Basket and the related effect on the Payment at Maturity. The following table illustrates the payment you would receive on the Maturity Date if you purchased $1,000 in principal amount of the Notes. Numbers appearing in the examples below have been rounded for ease of analysis. The examples below reflect the Participation Rate of 96.75% and that Distribution Amounts are assumed to be zero.

Basket Level Percentage	Payment at Maturity (per $1,000 in Principal Amount)	Percentage Gain (or Loss) per $1,000 in Principal Amount
140.00%	$1,354.50	35.45%
130.00%	$1,257.75	25.78%
120.00%	$1,161.00	16.10%
110.00%	$1,064.25	6.43%
103.36%(1)	$1,000.01	0.00%
100.00%(2)	$967.50	-3.25%
90.00%	$870.75	-12.93%
80.00%	$774.00	-22.60%
70.00%	$677.25	-32.28%
60.00%	$580.50	-41.95%
50.00%	$483.75	-51.63%
30.00%	$290.25	-70.98%
10.00%	$96.75	-90.33%
0.00%	$0.00	-100.00%

(1) For you to receive a Payment at Maturity greater than the principal amount the Notes, the Basket Level Percentage must be greater than approximately 103.36% due to the effect of the Participation Rate being only 96.75%.

(2) If the Basket Level Percentage is not at least approximately 103.36%, you will lose some or all of the principal amount of the Notes.

Please see the sections above, “Additional Risk Factors—Your Investment in the Notes May Result in a Loss” and “—The Notes Will Not Reflect the Full Performance of the Reference Shares, Which May Negatively Affect Your Return on the Notes.”

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Information Regarding the Reference Shares

Reference Share Selection Process

The Basket is composed of publicly traded common stocks selected on March 9, 2017 by Raymond James and represent companies in the S&P 500® Index chosen by Raymond James with the objective that such Reference Shares (i) have dividend yields higher than the SPX constituents as a whole and (ii) had senior long-term debt credit ratings considered lower medium grade or higher by at least one nationally recognized statistical rating organization, as discussed further below. In selecting the basket, Raymond James also sought Reference Shares that, (i) in its opinion and based on historical performance, it believes would be likely to suffer less price volatility than the SPX constituents as a whole, and (ii) in its opinion could sustain or increase their dividend over the term of the Notes. In order to be included in the Basket, each Reference Share Issuer must have had a senior long-term credit rating that equaled or exceeded a specified minimum rating that is associated with lower medium grade credits. The Basket also was designed to represent diversified industry sectors.

The composition of the Basket was selected by Raymond James. Neither TD nor its affiliates takes any responsibility for the selection of the Basket or otherwise endorses the Reference Shares or the Basket.

Ratings. Please note that the ratings described above do not describe the relevant Reference Share Issuer’s common equity securities that are included in the Basket. Rather, they relate to the credit rating assigned to the relevant Reference Share Issuer’s senior long-term debt, and the notes are not linked to such debt instruments. Please also note that a rating is subject to change, including downgrades, by the relevant rating agency at any time, and does not constitute a recommendation to purchase any security. No rating agency was involved in, or evaluated in any way, the offering of the notes described in this document.

Dividend Yields. To evaluate a company’s ability to sustain or increase its dividend yield, Raymond James took into consideration a variety of factors, including the company’s historical dividend growth, and financial metrics, including certain financial ratios and free cash flow.

Selection by Raymond James. The Reference Shares comprising the Basket were selected by Raymond James based on the above-mentioned criteria, which involve some judgment. Different parties or persons could have different views as to which SPX constituents would meet the objectives outlined above. The use of solely objective criteria could also result in the selection of different Reference Shares. Neither we nor our affiliates take any responsibility for the selection of the Basket or the identity of the Reference Shares or otherwise endorses such stocks, and none of such entities (or Raymond James) makes any representation as to the performance of any Reference Share or the Basket.

There are a number of risks that affect each of the companies the securities of which comprise the Basket, including industry specific risks, risks relating to major competitors or new product expectations, unforeseen developments with respect to the management, financial condition or accounting policies or practices of such company, and external factors that could affect the U.S. economy, interest rates, the U.S. dollar or particular segments of the economy. Any of these changes may have an adverse effect on the company, the performance of its stock, investor confidence in the stock and the company’s business prospects. Please see “Additional Risk Factors— Risks Relating to the Reference Shares—The inclusion of the Reference Shares in the Basket does not guarantee a positive return on the notes” in this pricing supplement.

The information in this section has been provided by Raymond James.

Please see “Additional Risk Factors—Risks Relating to the Reference Shares.”

Description of the Reference Shares

Companies with securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”), are required to file financial and other information specified by the SEC periodically. Information provided to or filed with the SEC can be inspected or copied at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, information provided to or filed with the SEC by each Reference Share Issuer under the Exchange Act can be located through the SEC’s website at http://www.sec.gov.

This pricing supplement relates only to the Notes offered hereby and does not relate to any Reference Shares or other securities of any Reference Share Issuer. We derived all disclosures in this pricing supplement regarding the Reference Share Issuers from publicly available documents described in the preceding paragraph. In connection with the offering of the Notes, none of us, Raymond James, or our respective affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to any Reference Share Issuer. You are urged to make your own in-depth investigation into each Reference Share and Reference Share Issuers and none of such documents, or any of the information on the company websites indicated below, shall be deemed to be incorporated by reference into this pricing supplement.

License Agreement

We have entered into a license agreement with Raymond James, under which we have obtained the right to use the stocks discussed herein in connection with our issuance of the Notes. Under the license agreement, we have agreed to pay Raymond James a fee equal to 0.72% of the principal amount of the Notes.

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The license agreement requires this section to state as follows:

Solely by participating in this offering, Raymond James makes no representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly or the ability of the Basket to track general or industry-specific stock market performance. Raymond James and its third party licensors have no obligation to take the needs of TD or the owners of the Notes into consideration in determining, composing or calculating the Basket. TD is Calculation Agent for the Notes and will have discretion in making various determinations that affect the Notes and Raymond James is not responsible for any such calculations or determinations. Raymond James has no obligation or liability in connection with the administration or trading of the Notes.

Raymond James has licensed certain of its trademarks to us.

The mark “RAYMOND JAMES” is a trademark of Raymond James & Associates, Inc. and/or its affiliates, and has been licensed for our use.

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The Reference Shares

3M Co. (“MMM”)

3M Co. is a technology company with operations in the following five business segments: Industrial, Safety and Graphics, Electronics and Energy, Health Care, and Consumer.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-03285 or its CIK Code: 0000066740. The company’s website is http://www.mmm.com. The company’s common stock is listed on the New York Stock Exchange (“NYSE”) under the ticker symbol “MMM.”

Below is a table setting forth the quarterly high, low and period-end closing prices of this Reference Share for each quarter in the period from January 3, 2007 through March 24, 2017.

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 30, 2007	$79.56	$73.01	$76.43
June 29, 2007	$88.43	$76.23	$86.79
September 28, 2007	$93.58	$85.06	$93.58
December 31, 2007	$95.85	$79.22	$84.32
March 31, 2008	$82.71	$74.91	$79.15
June 30, 2008	$82.90	$69.51	$69.59
September 30, 2008	$74.38	$66.32	$68.31
December 31, 2008	$67.39	$53.50	$57.54
March 31, 2009	$59.19	$41.83	$49.72
June 30, 2009	$61.00	$50.65	$60.10
September 30, 2009	$75.38	$58.76	$73.80
December 31, 2009	$84.13	$71.93	$82.67
March 31, 2010	$85.12	$77.53	$83.57
June 30, 2010	$89.81	$74.74	$78.99
September 30, 2010	$88.03	$77.67	$86.71
December 31, 2010	$90.90	$83.59	$86.30
March 31, 2011	$93.75	$86.14	$93.50
June 30, 2011	$97.23	$90.62	$94.85
September 30, 2011	$97.97	$71.79	$71.79
December 30, 2011	$82.39	$70.93	$81.73
March 30, 2012	$90.00	$83.37	$89.21
Quarter Ending	Quarter High	Quarter Low	Quarter Close
June 29, 2012	$89.60	$82.51	$89.60
September 28, 2012	$94.24	$86.41	$92.42
December 31, 2012	$95.37	$87.31	$92.85
March 28, 2013	$106.42	$94.67	$106.31
June 28, 2013	$112.97	$103.79	$109.35
September 30, 2013	$121.57	$108.73	$119.41
December 31, 2013	$140.25	$117.16	$140.25
March 31, 2014	$138.45	$123.90	$135.66
June 30, 2014	$145.32	$132.39	$143.24
September 30, 2014	$146.84	$139.13	$141.68
December 31, 2014	$167.27	$132.90	$164.32
March 31, 2015	$170.50	$158.65	$164.95
June 30, 2015	$167.07	$153.95	$154.30
September 30, 2015	$157.17	$137.58	$141.77
December 31, 2015	$159.92	$140.80	$150.64
March 31, 2016	$166.75	$136.96	$166.63
June 30, 2016	$175.12	$165.01	$175.12
September 30, 2016	$181.42	$174.87	$176.23
December 30, 2016	$179.64	$164.25	$178.57
March 24, 2017*	$193.01	$174.18	$191.51

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

* This pricing supplement includes information for the first calendar quarter of 2017 for the period January 3, 2017 through March 24, 2017. Accordingly, the “Quarter High,” “Quarter Low” and “Quarter Close” data indicated are for this shortened period only and do not reflect compete data for the first calendar quarter of 2017.

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AbbVie Inc. (“ABBV”)

AbbVie Inc. is a research-based biopharmaceutical company incorporated in Delaware on April 10, 2012. AbbVie Inc. became an independent company following Abbott Laboratories’ (“Abbot”) distribution of 100 percent of Abbvie’s outstanding common stock to Abbott’s shareholders on January 1, 2012. The company develops and markets advanced therapies.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-35565, or its CIK Code: 0001551152. The company’s website is http://www.abbvie.com The company’s common stock is listed on the NYSE under the ticker symbol “ABBV.”

Below is a table setting forth the quarterly high, low and period-end closing prices of this Reference Share for each quarter in the period from October 1, 2012 (when the Reference Shares commenced trading) through March 24, 2017.

Quarter Ending	Quarter High	Quarter Low	Quarter Close
December 31, 2012	$35.35	$33.00	$34.16
March 28, 2013	$40.78	$33.71	$40.78
June 28, 2013	$47.17	$40.57	$41.34
September 30, 2013	$47.95	$41.61	$44.73
December 31, 2013	$54.32	$44.52	$52.81
March 31, 2014	$53.68	$46.83	$51.40
June 30, 2014	$56.79	$46.46	$56.44
September 30, 2014	$59.62	$52.05	$57.76
December 31, 2014	$69.71	$52.90	$65.44
March 31, 2015	$67.63	$55.48	$58.54
June 30, 2015	$70.46	$57.01	$67.19
September 30, 2015	$71.23	$52.50	$54.41
December 31, 2015	$64.13	$48.27	$59.24
March 31, 2016	$58.83	$51.18	$57.12
June 30, 2016	$65.09	$57.42	$61.91
September 30, 2016	$67.39	$61.92	$63.07
December 30, 2016	$64.00	$55.78	$62.62
March 24, 2017*	$66.55	$60.00	$65.62

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

* This pricing supplement includes information for the first calendar quarter of 2017 for the period January 3, 2017 through March 24, 2017. Accordingly, the “Quarter High,” “Quarter Low” and “Quarter Close” data indicated are for this shortened period only and do not reflect compete data for the first calendar quarter of 2017.

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AT&T Inc. (“T”)

AT&T Inc. is a holding company which, through its subsidiaries, provides communications and digital entertainment services in the United States and worldwide. The services and products AT&T offer vary by market, and include: wireless communications, data/broadband and internet services, digital video services, local and long-distance telephone services, telecommunications equipment, managed networking, and wholesale services.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-08610, or its CIK Code: 0000732717. The company’s website is http://www.att.com. The company’s common stock is listed on the NYSE under the ticker symbol “T.”

Below is a table setting forth the quarterly high, low and period-end closing prices of this Reference Share for each quarter in the period from January 3, 2007 through March 24, 2017.

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 30, 2007	$39.44	$33.81	$39.43
June 29, 2007	$41.50	$38.64	$41.50
September 28, 2007	$42.83	$37.92	$42.31
December 31, 2007	$42.44	$36.35	$41.56
March 31, 2008	$41.43	$34.36	$38.30
June 30, 2008	$40.51	$32.76	$33.69
September 30, 2008	$33.30	$27.75	$27.92
December 31, 2008	$29.98	$22.42	$28.50
March 31, 2009	$29.42	$21.72	$25.20
June 30, 2009	$26.83	$23.67	$24.84
September 30, 2009	$27.43	$23.38	$27.01
December 31, 2009	$28.34	$25.31	$28.03
March 31, 2010	$28.58	$24.77	$25.84
June 30, 2010	$26.66	$24.13	$24.19
September 30, 2010	$28.92	$24.29	$28.60
December 31, 2010	$29.44	$27.70	$29.38
March 31, 2011	$30.71	$27.33	$30.60
June 30, 2011	$31.88	$30.13	$31.41
September 30, 2011	$31.68	$27.54	$28.52
December 30, 2011	$30.24	$27.41	$30.24
March 30, 2012	$31.84	$29.16	$31.23
Quarter Ending	Quarter High	Quarter Low	Quarter Close
June 29, 2012	$35.71	$30.13	$35.66
September 28, 2012	$38.25	$34.63	$37.70
December 31, 2012	$38.34	$33.14	$33.71
March 28, 2013	$36.86	$33.20	$36.69
June 28, 2013	$39.00	$34.35	$35.40
September 30, 2013	$35.96	$33.32	$33.82
December 31, 2013	$36.45	$33.11	$35.16
March 31, 2014	$35.07	$31.86	$35.07
June 30, 2014	$36.74	$34.49	$35.36
September 30, 2014	$36.59	$34.21	$35.24
December 31, 2014	$35.90	$32.14	$33.59
March 31, 2015	$34.87	$32.62	$32.65
June 30, 2015	$36.18	$32.51	$35.52
September 30, 2015	$35.77	$31.80	$32.58
December 31, 2015	$34.40	$32.31	$34.41
March 31, 2016	$39.45	$33.51	$39.17
June 30, 2016	$43.21	$37.86	$43.21
September 30, 2016	$43.47	$39.71	$40.61
December 30, 2016	$42.73	$36.13	$42.53
March 24, 2017*	$43.02	$40.61	$41.68

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

* This pricing supplement includes information for the first calendar quarter of 2017 for the period January 3, 2017 through March 24, 2017. Accordingly, the “Quarter High,” “Quarter Low” and “Quarter Close” data indicated are for this shortened period only and do not reflect compete data for the first calendar quarter of 2017.

TD SECURITIES (USA) LLC	P-18

BB&T Corporation (“BBT”)

BB&T Corporation is a financial holding company. The company conducts its business operations primarily through its bank subsidiary, Branch Bank, and other nonbank subsidiaries including banking and trust services for retail and commercial clients, brokerage, financing and investment advisory services.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-10853, or its CIK Code: 0000092230. The company’s website is http://www.bbt.com. The company’s common stock is listed on the NYSE under the ticker symbol “BBT.”

Below is a table setting forth the quarterly high, low and period-end closing prices of this Reference Share for each quarter in the period from January 3, 2007 through March 24, 2017.

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 30, 2007	$44.15	$40.28	$41.02
June 29, 2007	$42.90	$39.60	$40.68
September 28, 2007	$42.76	$37.01	$40.39
December 31, 2007	$42.13	$30.67	$30.67
March 31, 2008	$36.80	$26.85	$32.06
June 30, 2008	$36.79	$22.77	$22.77
September 30, 2008	$41.14	$19.82	$37.80
December 31, 2008	$39.34	$23.06	$27.46
March 31, 2009	$26.73	$13.32	$16.92
June 30, 2009	$27.70	$16.70	$21.98
September 30, 2009	$29.53	$20.19	$27.24
December 31, 2009	$28.61	$23.91	$25.37
March 31, 2010	$32.39	$25.81	$32.39
June 30, 2010	$35.61	$26.31	$26.31
September 30, 2010	$28.59	$21.87	$24.08
December 31, 2010	$27.15	$22.32	$26.29
March 31, 2011	$29.17	$26.33	$27.45
June 30, 2011	$27.62	$25.45	$26.84
September 30, 2011	$27.34	$19.17	$21.33
December 30, 2011	$25.48	$20.58	$25.17
March 30, 2012	$31.88	$25.79	$31.39
Quarter Ending	Quarter High	Quarter Low	Quarter Close
June 29, 2012	$32.63	$27.64	$30.85
September 28, 2012	$33.99	$30.67	$33.16
December 31, 2012	$33.64	$27.09	$29.11
March 28, 2013	$31.78	$29.83	$31.39
June 28, 2013	$34.12	$29.27	$33.88
September 30, 2013	$36.43	$33.52	$33.75
December 31, 2013	$37.32	$32.66	$37.32
March 31, 2014	$40.77	$36.41	$40.17
June 30, 2014	$40.71	$36.81	$39.43
September 30, 2014	$40.08	$35.96	$37.21
December 31, 2014	$39.37	$35.20	$38.89
March 31, 2015	$39.81	$35.29	$38.99
June 30, 2015	$41.56	$37.60	$40.31
September 30, 2015	$41.60	$34.78	$35.60
December 31, 2015	$39.04	$35.63	$37.81
March 31, 2016	$36.66	$30.28	$33.27
June 30, 2016	$36.95	$32.44	$35.61
September 30, 2016	$38.71	$34.22	$37.72
December 30, 2016	$47.71	$37.43	$47.02
March 24, 2017*	$49.70	$44.00	$44.41

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

* This pricing supplement includes information for the first calendar quarter of 2017 for the period January 3, 2017 through March 24, 2017. Accordingly, the “Quarter High,” “Quarter Low” and “Quarter Close” data indicated are for this shortened period only and do not reflect compete data for the first calendar quarter of 2017.

TD SECURITIES (USA) LLC	P-19

The Boeing Company (“BA”)

The Boeing Company is involved in the development, production, marketing and provision of related support services of commercial aircraft, military aircraft, weapons systems, strategic defense and intelligence systems, satellites, missile systems and space exploration. Boeing operates five principal segments: Commercial Airplanes, Boeing Military Aircraft, Network & Space Systems, Global Services & Support, and Boeing Capital.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-00442, or its CIK Code: 0000012927. The company’s website is http://www.boeing.com. The company’s common stock is listed on the NYSE under the ticker symbol “BA.”

Below is a table setting forth the quarterly high, low and period-end closing prices of this Reference Share for each quarter in the period from January 3, 2007 through March 24, 2017.

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 30, 2007	$91.71	$85.43	$88.91
June 29, 2007	$100.59	$88.83	$96.16
September 28, 2007	$107.23	$92.74	$104.99
December 31, 2007	$106.65	$86.62	$87.46
March 31, 2008	$86.98	$72.45	$74.37
June 30, 2008	$87.07	$65.72	$65.72
September 30, 2008	$69.26	$55.47	$57.35
December 31, 2008	$56.62	$37.11	$42.67
March 31, 2009	$46.31	$29.36	$35.58
June 30, 2009	$52.83	$35.44	$42.50
September 30, 2009	$54.62	$39.04	$54.15
December 31, 2009	$56.05	$47.22	$54.13
March 31, 2010	$74.11	$56.18	$72.61
June 30, 2010	$75.59	$60.11	$62.75
September 30, 2010	$69.69	$60.76	$66.54
December 31, 2010	$71.66	$62.50	$65.26
March 31, 2011	$73.93	$66.40	$73.93
June 30, 2011	$79.95	$71.25	$73.93
September 30, 2011	$75.99	$57.41	$60.51
December 30, 2011	$74.29	$58.25	$73.35
March 30, 2012	$76.34	$72.56	$74.37
Quarter Ending	Quarter High	Quarter Low	Quarter Close
June 29, 2012	$77.27	$67.24	$74.30
September 28, 2012	$75.51	$69.38	$69.62
December 31, 2012	$76.20	$69.53	$75.36
March 28, 2013	$86.62	$73.65	$85.85
June 28, 2013	$104.08	$84.09	$102.44
September 30, 2013	$119.38	$101.47	$117.50
December 31, 2013	$138.36	$114.47	$136.49
March 31, 2014	$144.37	$121.40	$125.49
June 30, 2014	$138.25	$122.07	$127.23
September 30, 2014	$129.74	$118.34	$127.38
December 31, 2014	$134.81	$120.19	$129.98
March 31, 2015	$158.31	$127.53	$150.08
June 30, 2015	$154.38	$138.72	$138.72
September 30, 2015	$148.49	$125.49	$130.95
December 31, 2015	$149.40	$130.61	$144.59
March 31, 2016	$141.07	$108.44	$126.94
June 30, 2016	$137.08	$122.70	$129.87
September 30, 2016	$135.96	$126.70	$131.74
December 30, 2016	$157.81	$132.25	$155.68
March 24, 2017*	$183.91	$156.97	$175.82

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

* This pricing supplement includes information for the first calendar quarter of 2017 for the period January 3, 2017 through March 24, 2017. Accordingly, the “Quarter High,” “Quarter Low” and “Quarter Close” data indicated are for this shortened period only and do not reflect compete data for the first calendar quarter of 2017.

TD SECURITIES (USA) LLC	P-20

Cardinal Health, Inc. (“CAH”)

Cardinal Health, Inc. is an integrated healthcare services and products company providing customized solutions for hospital systems, pharmacies, ambulatory surgery centers, clinical laboratories and physicians' offices. Cardinal Health, Inc. provides medical products and pharmaceuticals and connects patients, providers, payers, pharmacists and manufacturers for integrated care coordination and patient management.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-11373, or its CIK Code: 0000721371. The company’s website is http://www.cardinalhealth.com. The company’s common stock is listed on the NYSE under the ticker symbol “CAH.”

Below is a table setting forth the quarterly high, low and period-end closing prices of this Reference Share for each quarter in the period from January 3, 2007 through March 24, 2017.

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 30, 2007	$52.38	$45.91	$52.38
June 29, 2007	$54.05	$49.60	$50.72
September 28, 2007	$51.18	$44.90	$44.90
December 31, 2007	$48.85	$40.55	$41.47
March 31, 2008	$44.15	$35.76	$37.71
June 30, 2008	$41.15	$36.36	$37.04
September 30, 2008	$40.46	$34.85	$35.39
December 31, 2008	$36.26	$20.38	$24.75
March 31, 2009	$28.38	$20.53	$22.60
June 30, 2009	$26.53	$21.41	$21.94
September 30, 2009	$27.89	$21.06	$26.80
December 31, 2009	$32.95	$26.22	$32.24
March 31, 2010	$36.45	$31.31	$36.03
June 30, 2010	$36.45	$32.80	$33.61
September 30, 2010	$35.88	$29.96	$33.04
December 31, 2010	$39.11	$31.99	$38.31
March 31, 2011	$42.84	$38.58	$41.13
June 30, 2011	$45.54	$40.65	$45.42
September 30, 2011	$46.83	$37.99	$41.88
December 30, 2011	$45.49	$39.88	$40.61
March 30, 2012	$43.31	$40.82	$43.11
Quarter Ending	Quarter High	Quarter Low	Quarter Close
June 29, 2012	$43.33	$40.33	$42.00
September 28, 2012	$43.50	$37.75	$38.97
December 31, 2012	$42.65	$39.29	$41.18
March 28, 2013	$47.09	$41.62	$41.62
June 28, 2013	$48.76	$41.85	$47.20
September 30, 2013	$53.57	$47.02	$52.15
December 31, 2013	$67.48	$52.95	$66.81
March 31, 2014	$73.54	$65.26	$69.98
June 30, 2014	$71.31	$63.80	$68.56
September 30, 2014	$77.66	$69.59	$74.92
December 31, 2014	$83.04	$72.13	$80.73
March 31, 2015	$91.25	$79.19	$90.27
June 30, 2015	$91.50	$83.65	$83.65
September 30, 2015	$87.02	$76.72	$76.82
December 31, 2015	$88.91	$77.12	$89.27
March 31, 2016	$89.68	$76.16	$81.95
June 30, 2016	$87.20	$73.69	$78.01
September 30, 2016	$84.92	$75.26	$77.70
December 30, 2016	$76.71	$65.17	$71.97
March 24, 2017*	$83.80	$72.47	$81.23

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

* This pricing supplement includes information for the first calendar quarter of 2017 for the period January 3, 2017 through March 24, 2017. Accordingly, the “Quarter High,” “Quarter Low” and “Quarter Close” data indicated are for this shortened period only and do not reflect compete data for the first calendar quarter of 2017.

TD SECURITIES (USA) LLC	P-21

Carnival Corporation (“CCL”)

Carnival Corporation is a cruise company including global, regional and national cruise brands that sell tailored cruise products, services and vacation experiences.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-09610, or its CIK Code: 0000815097. The company’s website is http://www.carnival.com. The company’s common stock is listed on the NYSE under the ticker symbol “CCL.”

Below is a table setting forth the quarterly high, low and period-end closing prices of this Reference Share for each quarter in the period from September 27, 2013 (when the Reference Shares commenced trading) through March 24, 2017.

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 30, 2007	$52.39	$44.99	$46.86
June 29, 2007	$51.26	$45.11	$48.77
September 28, 2007	$49.21	$43.11	$48.43
December 31, 2007	$51.33	$42.23	$44.49
March 31, 2008	$44.78	$36.48	$40.48
June 30, 2008	$43.14	$32.93	$32.96
September 30, 2008	$41.10	$29.97	$35.35
December 31, 2008	$35.97	$15.02	$24.32
March 31, 2009	$25.55	$16.98	$21.60
June 30, 2009	$29.57	$22.53	$25.77
September 30, 2009	$33.95	$24.51	$33.28
December 31, 2009	$33.88	$29.12	$31.69
March 31, 2010	$39.19	$31.79	$38.88
June 30, 2010	$43.85	$30.14	$30.24
September 30, 2010	$38.78	$30.44	$38.21
December 31, 2010	$46.59	$38.09	$46.11
March 31, 2011	$47.85	$38.04	$38.36
June 30, 2011	$41.34	$34.76	$37.63
September 30, 2011	$38.80	$29.42	$30.30
December 30, 2011	$36.79	$29.61	$32.64
March 30, 2012	$35.14	$29.48	$32.08
Quarter Ending	Quarter High	Quarter Low	Quarter Close
June 29, 2012	$35.34	$30.48	$34.27
September 28, 2012	$37.96	$31.88	$36.44
December 31, 2012	$39.31	$36.02	$36.77
March 28, 2013	$39.15	$33.21	$34.30
June 28, 2013	$35.61	$32.20	$34.29
September 30, 2013	$37.71	$32.64	$32.64
December 31, 2013	$40.17	$31.60	$40.17
March 31, 2014	$41.58	$37.24	$37.86
June 30, 2014	$40.55	$36.22	$37.65
September 30, 2014	$41.12	$35.99	$40.17
December 31, 2014	$45.95	$33.88	$45.33
March 31, 2015	$47.72	$42.65	$47.84
June 30, 2015	$50.60	$43.40	$49.39
September 30, 2015	$53.29	$46.48	$49.70
December 31, 2015	$54.08	$48.36	$54.48
March 31, 2016	$54.68	$41.92	$52.77
June 30, 2016	$53.03	$43.64	$44.20
September 30, 2016	$48.82	$43.18	$48.82
December 30, 2016	$53.34	$46.11	$52.06
March 24, 2017*	$58.60	$52.14	$58.60

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

* This pricing supplement includes information for the first calendar quarter of 2017 for the period January 3, 2017 through March 24, 2017. Accordingly, the “Quarter High,” “Quarter Low” and “Quarter Close” data indicated are for this shortened period only and do not reflect compete data for the first calendar quarter of 2017.

TD SECURITIES (USA) LLC	P-22

Cisco Systems, Inc. (“CSCO”)

Cisco Systems, Inc. designs and sells networking information technology products and services.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-18225, or its CIK Code: 0000858877. The company’s website is http://www.cisco.com. The company’s common stock is listed on the NASDAQ Global Select Market (“NASDAQ”) under the ticker symbol “CSCO.”

Below is a table setting forth the quarterly high, low and period-end closing prices of this Reference Share for each quarter in the period from January 3, 2007 through March 24, 2017.

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 30, 2007	$28.93	$25.30	$25.53
June 29, 2007	$28.36	$25.40	$27.85
September 28, 2007	$33.22	$27.89	$33.11
December 31, 2007	$34.08	$26.96	$27.07
March 31, 2008	$26.75	$22.86	$24.09
June 30, 2008	$27.54	$23.11	$23.26
September 30, 2008	$24.91	$21.04	$22.56
December 31, 2008	$21.95	$14.47	$16.30
March 31, 2009	$17.79	$13.62	$16.77
June 30, 2009	$20.10	$16.85	$18.64
September 30, 2009	$23.66	$18.13	$23.54
December 31, 2009	$24.38	$22.67	$23.94
March 31, 2010	$26.65	$22.47	$26.03
June 30, 2010	$27.57	$21.31	$21.31
September 30, 2010	$24.77	$20.05	$21.90
December 31, 2010	$24.51	$19.07	$20.23
March 31, 2011	$22.06	$17.00	$17.15
June 30, 2011	$18.07	$14.85	$15.61
September 30, 2011	$16.67	$13.73	$15.49
December 30, 2011	$19.12	$15.19	$18.08
March 30, 2012	$21.15	$18.66	$21.15
Quarter Ending	Quarter High	Quarter Low	Quarter Close
June 29, 2012	$21.20	$15.97	$17.17
September 28, 2012	$19.73	$15.14	$19.09
December 31, 2012	$20.39	$16.82	$19.65
March 28, 2013	$21.94	$20.30	$20.91
June 28, 2013	$24.82	$20.38	$24.31
September 30, 2013	$26.37	$23.31	$23.42
December 31, 2013	$23.99	$20.24	$22.45
March 31, 2014	$22.85	$21.35	$22.41
June 30, 2014	$25.04	$22.46	$24.85
September 30, 2014	$25.98	$24.43	$25.17
December 31, 2014	$28.46	$22.82	$27.82
March 31, 2015	$30.19	$26.37	$27.53
June 30, 2015	$29.76	$27.13	$27.46
September 30, 2015	$29.03	$24.62	$26.25
December 31, 2015	$29.36	$25.73	$27.16
March 31, 2016	$28.47	$22.51	$28.47
June 30, 2016	$29.22	$26.21	$28.69
September 30, 2016	$31.87	$28.33	$31.72
December 30, 2016	$31.70	$29.25	$30.22
March 24, 2017*	$34.44	$29.98	$34.08

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

* This pricing supplement includes information for the first calendar quarter of 2017 for the period January 3, 2017 through March 24, 2017. Accordingly, the “Quarter High,” “Quarter Low” and “Quarter Close” data indicated are for this shortened period only and do not reflect compete data for the first calendar quarter of 2017.

TD SECURITIES (USA) LLC	P-23

CVS Health Corporation (“CVS”)

CVS Health Corporation is a pharmacy company. CVS provides products and services through its retail pharmacies, walk-in medical clinics, pharmacy benefit manager, senior pharmacy care business, specialty pharmacy services and Medicare Part D prescription drug plan.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-01011, or its CIK Code: 0000064803. The company’s website is http://www.cvs.com. The company’s common stock is listed on the NYSE under the ticker symbol “CVS.”

Below is a table setting forth the quarterly high, low and period-end closing prices of this Reference Share for each quarter in the period from January 3, 2007 through March 24, 2017.

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 30, 2007	$34.67	$30.79	$34.14
June 29, 2007	$39.08	$34.29	$36.45
September 28, 2007	$39.63	$35.12	$39.63
December 31, 2007	$42.25	$37.15	$39.75
March 31, 2008	$41.25	$35.49	$40.51
June 30, 2008	$44.12	$39.48	$39.57
September 30, 2008	$39.20	$32.67	$33.66
December 31, 2008	$33.77	$24.42	$28.74
March 31, 2009	$29.80	$23.98	$27.49
June 30, 2009	$32.98	$28.10	$31.87
September 30, 2009	$37.52	$30.68	$35.74
December 31, 2009	$38.01	$28.87	$32.21
March 31, 2010	$37.07	$31.07	$36.56
June 30, 2010	$37.37	$29.32	$29.32
September 30, 2010	$31.54	$27.00	$31.47
December 31, 2010	$35.00	$29.65	$34.77
March 31, 2011	$35.71	$32.24	$34.32
June 30, 2011	$38.80	$34.77	$37.58
September 30, 2011	$38.54	$32.06	$33.58
December 30, 2011	$41.16	$32.97	$40.78
March 30, 2012	$45.65	$41.46	$44.80
Quarter Ending	Quarter High	Quarter Low	Quarter Close
June 29, 2012	$46.73	$43.25	$46.73
September 28, 2012	$48.61	$44.12	$48.42
December 31, 2012	$49.24	$44.70	$48.35
March 28, 2013	$55.30	$49.68	$54.99
June 28, 2013	$60.35	$54.13	$57.18
September 30, 2013	$62.17	$56.75	$56.75
December 31, 2013	$71.58	$56.64	$71.57
March 31, 2014	$75.30	$65.44	$74.86
June 30, 2014	$78.92	$72.58	$75.37
September 30, 2014	$82.24	$76.04	$79.59
December 31, 2014	$98.25	$78.81	$96.31
March 31, 2015	$104.56	$94.16	$103.21
June 30, 2015	$106.47	$98.74	$104.88
September 30, 2015	$113.45	$95.12	$96.48
December 31, 2015	$105.29	$91.56	$97.77
March 31, 2016	$104.05	$89.65	$103.73
June 30, 2016	$106.10	$93.21	$95.74
September 30, 2016	$98.06	$88.99	$88.99
December 30, 2016	$88.80	$73.53	$78.91
March 24, 2017*	$83.92	$74.80	$78.49

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

* This pricing supplement includes information for the first calendar quarter of 2017 for the period January 3, 2017 through March 24, 2017. Accordingly, the “Quarter High,” “Quarter Low” and “Quarter Close” data indicated are for this shortened period only and do not reflect compete data for the first calendar quarter of 2017.

TD SECURITIES (USA) LLC	P-24

Johnson & Johnson (“JNJ”)

Johnson & Johnson researches, develops, manufactures and sells products in the health care field. The company operates in three business segments: Consumer; Pharmaceutical; and Medical Devices.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-03215, or its CIK Code: 0000200406. The company’s website is http://www.jnj.com. The company’s common stock is listed on the NYSE under the ticker symbol “JNJ.”

Below is a table setting forth the quarterly high, low and period-end closing prices of this Reference Share for each quarter in the period from March 13, 2013 (when the Reference Shares commenced trading) through March 24, 2017.

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 30, 2007	$67.76	$60.00	$60.26
June 29, 2007	$65.12	$60.10	$61.62
September 28, 2007	$65.70	$59.77	$65.70
December 31, 2007	$68.40	$63.91	$66.70
March 31, 2008	$68.31	$61.33	$64.87
June 30, 2008	$68.26	$63.57	$64.34
September 30, 2008	$72.22	$64.64	$69.28
December 31, 2008	$67.79	$55.33	$59.83
March 31, 2009	$60.65	$46.60	$52.60
June 30, 2009	$56.96	$50.65	$56.80
September 30, 2009	$61.79	$55.98	$60.89
December 31, 2009	$64.96	$58.93	$64.41
March 31, 2010	$65.36	$62.37	$65.20
June 30, 2010	$66.03	$58.00	$59.06
September 30, 2010	$62.43	$57.02	$61.96
December 31, 2010	$64.76	$61.55	$61.85
March 31, 2011	$63.35	$57.66	$59.25
June 30, 2011	$67.29	$59.46	$66.52
September 30, 2011	$67.92	$60.20	$63.71
December 30, 2011	$66.02	$61.27	$65.58
March 30, 2012	$65.96	$64.30	$65.96
Quarter Ending	Quarter High	Quarter Low	Quarter Close
June 29, 2012	$67.56	$61.78	$67.56
September 28, 2012	$69.53	$67.21	$68.91
December 31, 2012	$72.52	$67.97	$70.10
March 28, 2013	$81.53	$70.74	$81.53
June 28, 2013	$88.59	$81.11	$85.86
September 30, 2013	$94.39	$86.17	$86.69
December 31, 2013	$95.63	$85.61	$91.59
March 31, 2014	$98.23	$86.62	$98.23
June 30, 2014	$105.76	$96.54	$104.62
September 30, 2014	$108.64	$99.82	$106.59
December 31, 2014	$109.07	$96.78	$104.57
March 31, 2015	$106.39	$98.32	$100.60
June 30, 2015	$103.96	$97.46	$97.46
September 30, 2015	$101.11	$90.73	$93.35
December 31, 2015	$105.25	$93.17	$102.72
March 31, 2016	$109.14	$95.75	$108.20
June 30, 2016	$121.30	$108.59	$121.30
September 30, 2016	$125.40	$117.27	$118.13
December 30, 2016	$120.31	$110.99	$115.21
March 24, 2017*	$128.96	$111.76	$125.48

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

* This pricing supplement includes information for the first calendar quarter of 2017 for the period January 3, 2017 through March 24, 2017. Accordingly, the “Quarter High,” “Quarter Low” and “Quarter Close” data indicated are for this shortened period only and do not reflect compete data for the first calendar quarter of 2017.

TD SECURITIES (USA) LLC	P-25

Microsoft Corporation (“MSFT”)

Microsoft Corporation is a technology company engaged in developing, licensing, and supporting a range of software products, services and devices. The company operates in three segments: Productivity and Business Processes, Intelligent Cloud, and More Personal Computing.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-37845, or its CIK Code: 0000789019. The company’s website is http://www.microsoft.com. The company’s common stock is listed on the NASDAQ under the ticker symbol “MSFT.”

Below is a table setting forth the quarterly high, low and period-end closing prices of this Reference Share for each quarter in the period from January 3, 2007 through March 24, 2017.

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 30, 2007	$31.21	$26.72	$27.87
June 29, 2007	$31.11	$27.74	$29.47
September 28, 2007	$31.51	$27.81	$29.46
December 31, 2007	$37.06	$29.47	$35.60
March 31, 2008	$35.37	$26.99	$28.38
June 30, 2008	$31.65	$27.12	$27.51
September 30, 2008	$28.13	$24.57	$26.69
December 31, 2008	$26.48	$17.53	$19.44
March 31, 2009	$20.76	$15.15	$18.37
June 30, 2009	$24.07	$18.61	$23.77
September 30, 2009	$25.94	$22.39	$25.89
December 31, 2009	$31.37	$24.64	$30.49
March 31, 2010	$31.10	$27.72	$29.27
June 30, 2010	$31.39	$23.01	$23.01
September 30, 2010	$26.33	$23.16	$24.49
December 31, 2010	$28.30	$23.91	$27.92
March 31, 2011	$28.83	$24.78	$25.36
June 30, 2011	$26.72	$23.69	$26.00
September 30, 2011	$28.07	$23.98	$24.89
December 30, 2011	$27.31	$24.30	$25.96
March 30, 2012	$32.85	$26.83	$32.25
Quarter Ending	Quarter High	Quarter Low	Quarter Close
June 29, 2012	$32.42	$28.45	$30.59
September 28, 2012	$31.46	$28.63	$29.78
December 31, 2012	$30.01	$26.34	$26.73
March 28, 2013	$28.61	$26.46	$28.61
June 28, 2013	$35.67	$28.56	$34.53
September 30, 2013	$36.25	$31.16	$33.31
December 31, 2013	$38.94	$33.01	$37.43
March 31, 2014	$40.99	$34.99	$40.99
June 30, 2014	$42.25	$39.06	$41.70
September 30, 2014	$47.52	$41.67	$46.36
December 31, 2014	$49.61	$42.74	$46.45
March 31, 2015	$47.59	$40.40	$40.66
June 30, 2015	$49.16	$40.29	$44.15
September 30, 2015	$47.58	$40.47	$44.26
December 31, 2015	$56.13	$44.61	$55.48
March 31, 2016	$55.23	$49.28	$55.23
June 30, 2016	$56.46	$48.43	$51.17
September 30, 2016	$58.30	$51.16	$57.60
December 30, 2016	$63.62	$56.92	$62.14
March 24, 2017*	$65.78	$62.30	$64.98

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

* This pricing supplement includes information for the first calendar quarter of 2017 for the period January 3, 2017 through March 24, 2017. Accordingly, the “Quarter High,” “Quarter Low” and “Quarter Close” data indicated are for this shortened period only and do not reflect compete data for the first calendar quarter of 2017.

TD SECURITIES (USA) LLC	P-26

NextEra Energy, Inc. (“NEE”)

NextEra Energy, Inc. is an electric power company in North America. NextEra Energy, Inc. also owns and operates generation, transmission and distribution facilities, has investments in gas infrastructure assets, and through a subsidiary, generates renewable energy from wind and sun. NextEra Energy, Inc. also provides risk management services related to power and gas consumption related to its own generation assets and for a limited number of wholesale customers in selected markets.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-08841, or its CIK Code: 0000753308. The company’s website is http://www.nexteraenergy.com. The company’s common stock is listed on the NYSE under the ticker symbol “NEE.”

Below is a table setting forth the quarterly high, low and period-end closing prices of this Reference Share for each quarter in the period from January 3, 2007 through March 24, 2017.

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 30, 2007	$62.11	$53.85	$61.17
June 29, 2007	$66.09	$56.66	$56.74
September 28, 2007	$63.14	$54.92	$60.88
December 31, 2007	$72.56	$60.69	$67.78
March 31, 2008	$72.03	$59.80	$62.74
June 30, 2008	$68.45	$63.52	$65.58
September 30, 2008	$68.07	$50.02	$50.30
December 31, 2008	$50.93	$37.08	$50.33
March 31, 2009	$52.95	$41.78	$50.73
June 30, 2009	$58.20	$50.20	$56.86
September 30, 2009	$60.05	$53.42	$55.23
December 31, 2009	$56.25	$49.04	$52.82
March 31, 2010	$53.25	$45.57	$48.33
June 30, 2010	$52.87	$48.37	$48.76
September 30, 2010	$55.45	$48.95	$54.39
December 31, 2010	$56.03	$50.62	$51.99
March 31, 2011	$55.77	$52.11	$55.12
June 30, 2011	$58.88	$54.89	$57.46
September 30, 2011	$58.18	$50.17	$54.02
December 30, 2011	$61.08	$52.38	$60.88
March 30, 2012	$61.08	$58.79	$61.08
Quarter Ending	Quarter High	Quarter Low	Quarter Close
June 29, 2012	$68.81	$61.83	$68.81
September 28, 2012	$71.42	$67.11	$70.33
December 31, 2012	$72.05	$66.46	$69.19
March 28, 2013	$77.68	$70.49	$77.68
June 28, 2013	$82.03	$75.62	$81.48
September 30, 2013	$88.29	$79.00	$80.16
December 31, 2013	$89.06	$79.35	$85.62
March 31, 2014	$95.62	$84.25	$95.62
June 30, 2014	$102.48	$93.90	$102.48
September 30, 2014	$101.45	$92.35	$93.88
December 31, 2014	$110.50	$91.82	$106.29
March 31, 2015	$111.66	$97.98	$104.05
June 30, 2015	$105.54	$97.99	$98.03
September 30, 2015	$109.53	$94.62	$97.55
December 31, 2015	$105.71	$96.42	$103.89
March 31, 2016	$119.01	$103.57	$118.34
June 30, 2016	$130.40	$112.91	$130.40
September 30, 2016	$130.89	$120.86	$122.32
December 30, 2016	$128.00	$112.95	$119.46
March 24, 2017*	$132.80	$118.35	$132.80

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

* This pricing supplement includes information for the first calendar quarter of 2017 for the period January 3, 2017 through March 24, 2017. Accordingly, the “Quarter High,” “Quarter Low” and “Quarter Close” data indicated are for this shortened period only and do not reflect compete data for the first calendar quarter of 2017.

TD SECURITIES (USA) LLC	P-27

Occidental Petroleum Corporation (“OXY”)

Occidental Petroleum Corporation, through its subsidiaries and affiliates, explores for, develops and produces oil and condensate, natural gas liquids (“NGLs”) and natural gas, manufactures and markets basic chemicals and vinyls, and gathers, processes, transports, stores, purchases and markets oil, condensate, NGLs, natural gas, carbon dioxide and power.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-09210, or its CIK Code: 0000797468. The company’s website is http://www.oxy.com. The company’s common stock is listed on the NYSE under ticker symbol “OXY.”

Below is a table setting forth the quarterly high, low and period-end closing prices of this Reference Share for each quarter in the period from January 3, 2007 through March 24, 2017.

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 30, 2007	$48.25	$41.32	$47.30
June 29, 2007	$56.96	$47.56	$55.52
September 28, 2007	$62.06	$50.94	$61.47
December 31, 2007	$74.92	$61.49	$73.85
March 31, 2008	$77.23	$61.90	$70.19
June 30, 2008	$93.86	$71.83	$86.20
September 30, 2008	$87.71	$62.35	$67.58
December 31, 2008	$64.67	$39.06	$57.55
March 31, 2009	$59.63	$45.62	$53.38
June 30, 2009	$67.75	$52.54	$63.13
September 30, 2009	$75.92	$57.14	$75.20
December 31, 2009	$81.04	$71.30	$78.03
March 31, 2010	$81.09	$72.91	$81.09
June 30, 2010	$86.32	$74.01	$74.01
September 30, 2010	$79.54	$69.29	$75.11
December 31, 2010	$94.99	$75.43	$94.10
March 31, 2011	$102.99	$89.99	$100.23
June 30, 2011	$111.02	$92.94	$99.80
September 30, 2011	$103.68	$68.59	$68.59
December 30, 2011	$97.16	$65.79	$89.88
March 30, 2012	$101.16	$90.58	$91.35
Quarter Ending	Quarter High	Quarter Low	Quarter Close
June 29, 2012	$93.51	$74.18	$82.27
September 28, 2012	$88.20	$79.28	$82.55
December 31, 2012	$82.86	$70.59	$73.49
March 28, 2013	$85.07	$74.83	$75.18
June 28, 2013	$90.89	$75.73	$85.59
September 30, 2013	$90.61	$81.90	$89.73
December 31, 2013	$95.32	$86.53	$91.22
March 31, 2014	$93.30	$83.54	$91.41
June 30, 2014	$100.90	$89.53	$98.45
September 30, 2014	$99.77	$92.23	$92.23
December 31, 2014	$93.12	$73.13	$80.58
March 31, 2015	$83.08	$71.84	$72.97
June 30, 2015	$81.48	$74.21	$77.74
September 30, 2015	$75.92	$63.61	$66.12
December 31, 2015	$76.66	$65.93	$67.58
March 31, 2016	$71.65	$59.60	$68.43
June 30, 2016	$78.31	$67.42	$75.56
September 30, 2016	$78.00	$68.65	$72.92
December 30, 2016	$75.03	$64.95	$71.23
March 24, 2017*	$72.27	$62.06	$62.83

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

* This pricing supplement includes information for the first calendar quarter of 2017 for the period January 3, 2017 through March 24, 2017. Accordingly, the “Quarter High,” “Quarter Low” and “Quarter Close” data indicated are for this shortened period only and do not reflect compete data for the first calendar quarter of 2017.

TD SECURITIES (USA) LLC	P-28

Omnicom Group Inc. (“OMC”)

Omnicom Group Inc. is a strategic holding company and provides advertising, marketing and corporate communications services. The company’s branded networks and agencies provide services in four fundamental disciplines: advertising, customer relationship management, public relations and specialty communications.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-10551, or its CIK Code: 0000029989. The company’s website is http://www.omnicomgroup.com. The company’s common stock is listed on the NYSE under the ticker symbol “OMC.”

Below is a table setting forth the quarterly high, low and period-end closing prices of this Reference Share for each quarter in the period from January 3, 2007 through March 24, 2017.

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 30, 2007	$53.23	$50.77	$51.19
June 29, 2007	$53.94	$50.89	$52.92
September 28, 2007	$54.84	$47.64	$48.09
December 31, 2007	$52.83	$46.05	$47.53
March 31, 2008	$47.30	$42.32	$44.18
June 30, 2008	$49.90	$43.89	$44.88
September 30, 2008	$44.68	$37.46	$38.56
December 31, 2008	$37.62	$22.23	$26.92
March 31, 2009	$28.51	$22.06	$23.40
June 30, 2009	$32.84	$23.83	$31.58
September 30, 2009	$38.07	$30.11	$36.94
December 31, 2009	$39.84	$34.28	$39.15
March 31, 2010	$39.88	$34.54	$38.81
June 30, 2010	$43.58	$34.30	$34.30
September 30, 2010	$39.79	$33.77	$39.48
December 31, 2010	$47.51	$39.08	$45.80
March 31, 2011	$50.90	$44.82	$49.06
June 30, 2011	$49.50	$45.01	$48.16
September 30, 2011	$49.11	$36.02	$36.84
December 30, 2011	$45.34	$35.95	$44.58
March 30, 2012	$51.00	$44.04	$50.65
Quarter Ending	Quarter High	Quarter Low	Quarter Close
June 29, 2012	$52.05	$46.08	$48.60
September 28, 2012	$54.23	$47.55	$51.56
December 31, 2012	$52.51	$45.62	$49.96
March 28, 2013	$60.05	$51.21	$58.90
June 28, 2013	$63.93	$58.01	$62.87
September 30, 2013	$66.77	$60.22	$63.44
December 31, 2013	$74.37	$61.76	$74.37
March 31, 2014	$76.40	$70.74	$72.60
June 30, 2014	$72.36	$65.78	$71.22
September 30, 2014	$74.12	$68.73	$68.86
December 31, 2014	$78.41	$64.93	$77.47
March 31, 2015	$80.52	$72.80	$77.98
June 30, 2015	$79.02	$69.20	$69.49
September 30, 2015	$74.06	$64.79	$65.90
December 31, 2015	$76.53	$65.91	$75.66
March 31, 2016	$83.32	$67.94	$83.23
June 30, 2016	$85.37	$77.57	$81.49
September 30, 2016	$87.15	$80.74	$85.00
December 30, 2016	$88.47	$79.00	$85.11
March 24, 2017*	$87.39	$84.09	$84.33

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

* This pricing supplement includes information for the first calendar quarter of 2017 for the period January 3, 2017 through March 24, 2017. Accordingly, the “Quarter High,” “Quarter Low” and “Quarter Close” data indicated are for this shortened period only and do not reflect compete data for the first calendar quarter of 2017.

TD SECURITIES (USA) LLC	P-29

PepsiCo, Inc. (“PEP”)

PepsiCo, Inc. is a global food and beverage company. The company is organized into six reportable segments: Frito-Lay North America; Quaker Foods North America; North America Beverages, Latin America, which includes all of Pepsi’s food and snack businesses in Latin America; Europe Sub-Saharan Africa, which includes all beverage, food and snack businesses in Europe and Sub-Saharan Africa; and Asia, Middle East and North Africa, which includes all beverage, food and snack businesses in Asia, Middle East, and North Africa.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-01183, or its CIK Code: 0000077476. The company’s website is http://www.pepsico.com. The company’s common stock is listed on the NYSE under the ticker symbol “PEP.”

Below is a table setting forth the quarterly high, low and period-end closing prices of this Reference Share for each quarter in the period from January 3, 2007 through March 24, 2017.

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 30, 2007	$65.38	$62.16	$63.56
June 29, 2007	$69.48	$62.99	$64.85
September 28, 2007	$73.26	$64.67	$73.26
December 31, 2007	$78.69	$70.40	$75.90
March 31, 2008	$79.57	$66.73	$72.20
June 30, 2008	$72.13	$63.59	$63.59
September 30, 2008	$73.19	$64.40	$71.27
December 31, 2008	$71.64	$50.29	$54.77
March 31, 2009	$55.97	$45.81	$51.48
June 30, 2009	$55.37	$47.89	$54.96
September 30, 2009	$59.86	$54.68	$58.66
December 31, 2009	$64.23	$58.46	$60.80
March 31, 2010	$66.86	$58.96	$66.16
June 30, 2010	$66.94	$60.77	$60.95
September 30, 2010	$66.89	$61.52	$66.44
December 31, 2010	$68.11	$63.89	$65.33
March 31, 2011	$66.91	$62.31	$64.41
June 30, 2011	$71.78	$65.09	$70.43
September 30, 2011	$70.52	$59.99	$61.90
December 30, 2011	$66.57	$60.29	$66.35
March 30, 2012	$66.76	$62.28	$66.35
Quarter Ending	Quarter High	Quarter Low	Quarter Close
June 29, 2012	$70.66	$64.85	$70.66
September 28, 2012	$73.58	$68.79	$70.77
December 31, 2012	$71.19	$68.02	$68.43
March 28, 2013	$79.11	$69.33	$79.11
June 28, 2013	$84.25	$78.59	$81.79
September 30, 2013	$86.80	$79.06	$79.50
December 31, 2013	$86.68	$78.93	$82.94
March 31, 2014	$83.50	$77.10	$83.50
June 30, 2014	$90.10	$82.59	$89.34
September 30, 2014	$93.79	$88.10	$93.09
December 31, 2014	$100.39	$90.79	$94.56
March 31, 2015	$100.40	$93.02	$95.62
June 30, 2015	$98.22	$92.64	$93.34
September 30, 2015	$99.86	$89.64	$94.30
December 31, 2015	$103.08	$93.85	$99.92
March 31, 2016	$102.69	$93.77	$102.48
June 30, 2016	$106.57	$100.10	$105.94
September 30, 2016	$109.96	$104.05	$108.77
December 30, 2016	$108.72	$99.03	$104.63
March 24, 2017*	$112.12	$101.55	$112.12

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

* This pricing supplement includes information for the first calendar quarter of 2017 for the period January 3, 2017 through March 24, 2017. Accordingly, the “Quarter High,” “Quarter Low” and “Quarter Close” data indicated are for this shortened period only and do not reflect compete data for the first calendar quarter of 2017.

TD SECURITIES (USA) LLC	P-30

Pfizer Inc. (“PFE”)

Pfizer Inc. is a research-based, global biopharmaceutical company engaged in the discovery, development and manufacture of healthcare products.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-03619, or its CIK Code: 0000078003. The company’s website is http://www.pfizer.com. The company’s common stock is listed on the NYSE under the ticker symbol “PFE.”

Below is a table setting forth the quarterly high, low and period-end closing prices of this Reference Share for each quarter in the period from January 3, 2007 through March 24, 2017.

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 30, 2007	$27.22	$24.70	$25.26
June 29, 2007	$27.68	$25.34	$25.57
September 28, 2007	$26.08	$23.39	$24.43
December 31, 2007	$25.58	$22.30	$22.73
March 31, 2008	$24.08	$20.50	$20.93
June 30, 2008	$21.51	$17.17	$17.47
September 30, 2008	$19.97	$17.17	$18.44
December 31, 2008	$19.00	$14.45	$17.71
March 31, 2009	$18.27	$11.66	$13.62
June 30, 2009	$15.34	$13.04	$15.00
September 30, 2009	$16.86	$14.20	$16.55
December 31, 2009	$18.85	$16.15	$18.19
March 31, 2010	$20.00	$16.91	$17.15
June 30, 2010	$17.29	$14.26	$14.26
September 30, 2010	$17.41	$14.14	$17.17
December 31, 2010	$17.79	$16.29	$17.51
March 31, 2011	$20.38	$17.68	$20.31
June 30, 2011	$21.45	$19.79	$20.60
September 30, 2011	$20.78	$16.66	$17.68
December 30, 2011	$21.83	$17.33	$21.64
March 30, 2012	$22.66	$20.95	$22.66
Quarter Ending	Quarter High	Quarter Low	Quarter Close
June 29, 2012	$23.08	$21.60	$23.00
September 28, 2012	$24.96	$22.34	$24.85
December 31, 2012	$26.04	$23.66	$25.08
March 28, 2013	$28.86	$25.85	$28.86
June 28, 2013	$31.08	$27.23	$28.01
September 30, 2013	$29.67	$27.65	$28.71
December 31, 2013	$32.20	$28.24	$30.63
March 31, 2014	$32.75	$29.66	$32.12
June 30, 2014	$32.40	$29.02	$29.68
September 30, 2014	$30.96	$28.04	$29.57
December 31, 2014	$32.09	$27.70	$31.15
March 31, 2015	$35.05	$31.16	$34.79
June 30, 2015	$35.44	$33.46	$33.53
September 30, 2015	$36.15	$30.82	$31.41
December 31, 2015	$35.45	$31.33	$32.28
March 31, 2016	$32.18	$28.56	$29.64
June 30, 2016	$35.31	$30.04	$35.21
September 30, 2016	$37.31	$33.32	$33.87
December 30, 2016	$33.90	$29.89	$32.48
March 24, 2017*	$34.63	$31.15	$34.00

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

* This pricing supplement includes information for the first calendar quarter of 2017 for the period January 3, 2017 through March 24, 2017. Accordingly, the “Quarter High,” “Quarter Low” and “Quarter Close” data indicated are for this shortened period only and do not reflect compete data for the first calendar quarter of 2017.

TD SECURITIES (USA) LLC	P-31

Praxair, Inc. (“PX”)

Praxair, Inc. is an industrial gas company. Praxair, Inc.’s primary products are atmospheric gases (oxygen, nitrogen, argon, rare gases) and process gases (carbon dioxide, helium, hydrogen, electronic gases, specialty gases, acetylene). Praxair, Inc. also designs, engineers, and builds equipment that produces industrial gases primarily for internal use and supplies wear-resistant and high-temperature corrosive-resistant metallic and ceramic coatings and powders.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-11037, or its CIK Code: 0000884905. The company’s website is http://www.praxair.com. The company’s common stock is listed on the NYSE under the ticker symbol “PX.”

Below is a table setting forth the quarterly high, low and period-end closing prices of this Reference Share for each quarter in the period from January 3, 2007 through March 24, 2017.

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 30, 2007	$64.83	$58.85	$62.96
June 29, 2007	$73.80	$62.69	$71.99
September 28, 2007	$83.76	$69.60	$83.76
December 31, 2007	$91.75	$79.02	$88.71
March 31, 2008	$89.04	$74.89	$84.23
June 30, 2008	$99.50	$86.17	$94.24
September 30, 2008	$95.66	$70.34	$71.74
December 31, 2008	$72.75	$47.80	$59.36
March 31, 2009	$70.13	$53.93	$67.29
June 30, 2009	$77.35	$65.28	$71.07
September 30, 2009	$81.84	$67.34	$81.69
December 31, 2009	$84.89	$78.99	$80.31
March 31, 2010	$83.00	$74.01	$83.00
June 30, 2010	$88.27	$74.12	$75.99
September 30, 2010	$90.43	$76.77	$90.26
December 31, 2010	$95.97	$89.04	$95.47
March 31, 2011	$101.60	$90.87	$101.60
June 30, 2011	$108.39	$100.00	$108.39
September 30, 2011	$111.30	$88.93	$93.48
December 30, 2011	$107.29	$91.74	$106.90
March 30, 2012	$114.64	$105.69	$114.64
Quarter Ending	Quarter High	Quarter Low	Quarter Close
June 29, 2012	$116.47	$102.09	$108.73
September 28, 2012	$109.78	$102.94	$103.88
December 31, 2012	$110.09	$103.70	$109.45
March 28, 2013	$114.18	$109.54	$111.54
June 28, 2013	$119.52	$107.69	$115.16
September 30, 2013	$123.73	$114.70	$120.21
December 31, 2013	$130.03	$117.75	$130.03
March 31, 2014	$133.21	$121.51	$130.97
June 30, 2014	$134.67	$127.00	$132.84
September 30, 2014	$133.75	$127.04	$129.00
December 31, 2014	$132.32	$118.81	$129.56
March 31, 2015	$130.28	$120.16	$120.74
June 30, 2015	$124.69	$117.81	$119.55
September 30, 2015	$119.28	$99.17	$101.86
December 31, 2015	$115.98	$101.41	$102.40
March 31, 2016	$115.00	$96.13	$114.45
June 30, 2016	$119.62	$107.01	$112.39
September 30, 2016	$123.44	$111.48	$120.83
December 30, 2016	$123.92	$114.50	$117.19
March 24, 2017*	$120.36	$115.67	$116.41

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

* This pricing supplement includes information for the first calendar quarter of 2017 for the period January 3, 2017 through March 24, 2017. Accordingly, the “Quarter High,” “Quarter Low” and “Quarter Close” data indicated are for this shortened period only and do not reflect compete data for the first calendar quarter of 2017.

TD SECURITIES (USA) LLC	P-32

QUALCOMM Incorporated (“QCOM”)

QUALCOMM Incorporated develops and commercializes digital communication technology called Code Division Multiple Access (“CDMA”) and Orthogonal Frequency Division Multiple Access (“OFDMA”) and owns intellectual property applicable to products that implement any version of CDMA and OFDMA including patents, patent applications and trade secrets.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-19528, or its CIK Code: 0000804328. The company’s website is http://www.qualcomm.com. The company’s common stock is listed on the NASDAQ under the ticker symbol “QCOM.”

Below is a table setting forth the quarterly high, low and period-end closing prices of this Reference Share for each quarter in the period from January 3, 2007 through March 24, 2017.

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 30, 2007	$43.73	$37.15	$42.66
June 29, 2007	$46.38	$41.02	$43.39
September 28, 2007	$45.35	$36.09	$42.26
December 31, 2007	$43.38	$37.29	$39.35
March 31, 2008	$43.79	$35.97	$41.00
June 30, 2008	$50.42	$41.19	$44.37
September 30, 2008	$56.39	$39.88	$42.97
December 31, 2008	$42.48	$29.21	$35.83
March 31, 2009	$39.54	$32.78	$38.91
June 30, 2009	$46.34	$39.36	$45.20
September 30, 2009	$48.45	$43.06	$44.98
December 31, 2009	$46.86	$40.68	$46.26
March 31, 2010	$49.47	$35.56	$41.99
June 30, 2010	$43.29	$32.84	$32.84
September 30, 2010	$45.12	$31.96	$45.12
December 31, 2010	$49.99	$43.89	$49.49
March 31, 2011	$59.58	$50.21	$54.83
June 30, 2011	$58.59	$52.25	$56.79
September 30, 2011	$59.36	$46.40	$48.63
December 30, 2011	$57.40	$47.65	$54.70
March 30, 2012	$68.59	$55.27	$68.02
Quarter Ending	Quarter High	Quarter Low	Quarter Close
June 29, 2012	$68.32	$53.55	$55.68
September 28, 2012	$65.08	$53.73	$62.49
December 31, 2012	$64.35	$57.43	$62.02
March 28, 2013	$67.97	$63.45	$66.95
June 28, 2013	$67.28	$59.88	$61.08
September 30, 2013	$70.09	$59.39	$67.36
December 31, 2013	$74.25	$65.71	$74.25
March 31, 2014	$79.28	$71.12	$78.86
June 30, 2014	$81.32	$77.61	$79.20
September 30, 2014	$81.60	$72.49	$74.77
December 31, 2014	$78.51	$69.26	$74.33
March 31, 2015	$74.51	$62.46	$69.34
June 30, 2015	$71.06	$62.62	$62.63
September 30, 2015	$65.14	$52.43	$53.73
December 31, 2015	$60.87	$46.83	$49.99
March 31, 2016	$53.30	$42.96	$51.14
June 30, 2016	$55.98	$50.03	$53.57
September 30, 2016	$68.50	$51.94	$68.50
December 30, 2016	$70.09	$64.16	$65.20
March 24, 2017*	$66.88	$52.66	$56.92

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

* This pricing supplement includes information for the first calendar quarter of 2017 for the period January 3, 2017 through March 24, 2017. Accordingly, the “Quarter High,” “Quarter Low” and “Quarter Close” data indicated are for this shortened period only and do not reflect compete data for the first calendar quarter of 2017.

TD SECURITIES (USA) LLC	P-33

Schlumberger N.V. (“SLB”)

Schlumberger N.V. supplies technology, or reservoir characterization, drilling, production and processing to the oil and gas industry.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-04601, or its CIK Code: 0000087347. The company’s website is http://www.slb.com. The company’s common stock is listed on the NYSE under the ticker symbol “SLB.”

Below is a table setting forth the quarterly high, low and period-end closing prices of this Reference Share for each quarter in the period from January 3, 2007 through March 24, 2017.

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 30, 2007	$70.67	$56.52	$69.10
June 29, 2007	$89.20	$70.82	$84.94
September 28, 2007	$107.27	$85.84	$105.00
December 31, 2007	$112.09	$89.17	$98.37
March 31, 2008	$102.31	$74.86	$87.00
June 30, 2008	$108.42	$89.24	$107.43
September 30, 2008	$109.86	$73.75	$78.09
December 31, 2008	$76.87	$37.74	$42.33
March 31, 2009	$47.60	$35.19	$40.62
June 30, 2009	$62.18	$41.10	$54.11
September 30, 2009	$62.41	$49.20	$59.60
December 31, 2009	$70.76	$56.83	$65.09
March 31, 2010	$71.29	$60.76	$63.46
June 30, 2010	$73.15	$51.75	$55.34
September 30, 2010	$63.26	$53.33	$61.61
December 31, 2010	$83.63	$61.20	$83.50
March 31, 2011	$95.04	$80.53	$93.26
June 30, 2011	$93.70	$80.64	$86.40
September 30, 2011	$94.70	$59.73	$59.73
December 30, 2011	$77.15	$57.72	$68.31
March 30, 2012	$80.00	$67.64	$69.93
Quarter Ending	Quarter High	Quarter Low	Quarter Close
June 29, 2012	$75.13	$59.67	$64.91
September 28, 2012	$77.60	$64.94	$72.33
December 31, 2012	$74.80	$67.77	$69.29
March 28, 2013	$81.56	$70.92	$74.89
June 28, 2013	$77.59	$69.95	$71.66
September 30, 2013	$88.95	$72.61	$88.36
December 31, 2013	$94.46	$85.54	$90.11
March 31, 2014	$97.57	$86.16	$97.50
June 30, 2014	$117.95	$97.10	$117.95
September 30, 2014	$117.85	$101.01	$101.69
December 31, 2014	$98.85	$79.90	$85.41
March 31, 2015	$88.89	$76.63	$83.44
June 30, 2015	$94.61	$84.28	$86.19
September 30, 2015	$86.02	$68.97	$68.97
December 31, 2015	$81.52	$67.34	$69.75
March 31, 2016	$76.16	$61.06	$73.75
June 30, 2016	$81.10	$72.01	$79.08
September 30, 2016	$83.86	$75.33	$78.64
December 30, 2016	$86.38	$77.76	$83.95
March 24, 2017*	$87.48	$76.96	$76.96

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

* This pricing supplement includes information for the first calendar quarter of 2017 for the period January 3, 2017 through March 24, 2017. Accordingly, the “Quarter High,” “Quarter Low” and “Quarter Close” data indicated are for this shortened period only and do not reflect compete data for the first calendar quarter of 2017.

TD SECURITIES (USA) LLC	P-34

Simon Property Group, Inc. (“SPG”)

Simon Property Group, Inc. is a real estate investment trust which conducts substantially all of its business through Simon Property Group, L.P., the company’s majority owned partnership subsidiary, for which Simon Property Group, Inc.is the general partner. Simon owns, develops and manages retail real estate properties.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-14469, or its CIK Code: 0001063761. The company’s website is http://www.simon.com. The company’s common stock is listed on the NYSE under the symbol “SPG.”

Below is a table setting forth the quarterly high, low and period-end closing prices of this Reference Share for each quarter in the period from January 3, 2007 through March 24, 2017.

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 30, 2007	$111.13	$89.17	$99.88
June 29, 2007	$105.14	$83.24	$83.53
September 28, 2007	$91.52	$76.23	$89.78
December 31, 2007	$97.37	$77.25	$77.99
March 31, 2008	$85.74	$69.58	$83.42
June 30, 2008	$94.19	$80.71	$80.71
September 30, 2008	$90.67	$73.04	$87.09
December 31, 2008	$84.12	$34.12	$47.70
March 31, 2009	$47.97	$24.08	$31.84
June 30, 2009	$52.31	$30.57	$47.71
September 30, 2009	$69.11	$42.89	$64.87
December 31, 2009	$78.08	$60.17	$75.03
March 31, 2010	$80.53	$65.30	$78.89
June 30, 2010	$87.24	$75.92	$75.92
September 30, 2010	$91.43	$72.66	$87.20
December 31, 2010	$99.90	$88.00	$93.54
March 31, 2011	$103.46	$89.65	$100.76
June 30, 2011	$111.00	$98.50	$109.28
September 30, 2011	$115.08	$93.78	$103.41
December 30, 2011	$123.17	$100.14	$121.23
March 30, 2012	$136.97	$119.15	$136.97
Quarter Ending	Quarter High	Quarter Low	Quarter Close
June 29, 2012	$148.16	$133.26	$146.36
September 28, 2012	$153.76	$142.11	$142.74
December 31, 2012	$148.64	$137.96	$148.64
March 28, 2013	$153.73	$147.71	$149.08
June 28, 2013	$169.56	$145.34	$148.48
September 30, 2013	$156.13	$134.02	$139.37
December 31, 2013	$150.91	$139.50	$143.07
March 31, 2014	$154.54	$141.62	$154.20
June 30, 2014	$169.84	$154.57	$166.28
September 30, 2014	$173.18	$162.71	$164.42
December 31, 2014	$187.46	$164.38	$182.11
March 31, 2015	$205.16	$179.35	$195.64
June 30, 2015	$200.80	$171.00	$173.02
September 30, 2015	$194.78	$174.60	$183.72
December 31, 2015	$206.19	$181.69	$194.44
March 31, 2016	$207.69	$178.93	$207.69
June 30, 2016	$216.90	$193.49	$216.90
September 30, 2016	$227.60	$206.92	$207.01
December 30, 2016	$201.84	$174.20	$177.67
March 24, 2017*	$186.83	$165.40	$167.95

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

* This pricing supplement includes information for the first calendar quarter of 2017 for the period January 3, 2017 through March 24, 2017. Accordingly, the “Quarter High,” “Quarter Low” and “Quarter Close” data indicated are for this shortened period only and do not reflect compete data for the first calendar quarter of 2017.

TD SECURITIES (USA) LLC	P-35

Sysco Corporation (“SYY”)

Sysco Corporation distributes food and related products and services to restaurants, healthcare and educational facilities, lodging establishments and other foodservice customers.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-06544, or its CIK Code: 0000096021. The company’s website is http://www.sysco.com. The company’s common stock is listed on the NYSE under the ticker symbol “SYY.”

Below is a table setting forth the quarterly high, low and period-end closing prices of this Reference Share for each quarter in the period from January 3, 2007 through March 24, 2017.

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 30, 2007	$36.72	$31.67	$33.83
June 29, 2007	$34.69	$31.83	$32.99
September 28, 2007	$35.59	$30.30	$35.59
December 31, 2007	$35.84	$30.94	$31.21
March 31, 2008	$30.48	$27.48	$29.02
June 30, 2008	$31.74	$27.51	$27.51
September 30, 2008	$34.80	$27.08	$30.83
December 31, 2008	$31.16	$21.27	$22.94
March 31, 2009	$24.67	$19.45	$22.80
June 30, 2009	$24.55	$22.01	$22.48
September 30, 2009	$25.99	$21.51	$24.85
December 31, 2009	$29.33	$24.38	$27.94
March 31, 2010	$29.72	$27.00	$29.50
June 30, 2010	$31.54	$28.57	$28.57
September 30, 2010	$31.44	$27.29	$28.52
December 31, 2010	$30.13	$28.33	$29.40
March 31, 2011	$30.50	$27.45	$27.70
June 30, 2011	$32.65	$27.88	$31.18
September 30, 2011	$31.55	$25.87	$25.90
December 30, 2011	$29.51	$25.47	$29.33
March 30, 2012	$30.90	$28.91	$29.86
Quarter Ending	Quarter High	Quarter Low	Quarter Close
June 29, 2012	$30.10	$27.26	$29.81
September 28, 2012	$31.27	$28.31	$31.27
December 31, 2012	$32.39	$29.89	$31.66
March 28, 2013	$35.17	$30.88	$35.17
June 28, 2013	$35.24	$33.35	$34.16
September 30, 2013	$36.03	$31.47	$31.83
December 31, 2013	$37.62	$31.16	$36.10
March 31, 2014	$36.89	$34.51	$36.13
June 30, 2014	$37.85	$35.34	$37.45
September 30, 2014	$38.75	$35.54	$37.95
December 31, 2014	$40.91	$36.22	$39.69
March 31, 2015	$41.25	$37.88	$37.73
June 30, 2015	$38.75	$35.97	$36.10
September 30, 2015	$41.38	$35.68	$38.97
December 31, 2015	$41.79	$38.61	$41.00
March 31, 2016	$46.73	$39.10	$46.73
June 30, 2016	$50.74	$45.58	$50.74
September 30, 2016	$53.46	$48.88	$49.01
December 30, 2016	$56.61	$47.26	$55.37
March 24, 2017*	$55.68	$51.20	$52.81

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

* This pricing supplement includes information for the first calendar quarter of 2017 for the period January 3, 2017 through March 24, 2017. Accordingly, the “Quarter High,” “Quarter Low” and “Quarter Close” data indicated are for this shortened period only and do not reflect compete data for the first calendar quarter of 2017.

TD SECURITIES (USA) LLC	P-36

Texas Instruments Incorporated (“TXN”)

Texas Instruments Incorporated is engaged in the design and production of semiconductors that it sells to electronics designers and manufacturers worldwide. The company reports in three segments: Analog, Embedded Processing and Other.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-03761, or its CIK Code: 0000097476. The company’s website is http://www.ti.com. The company’s common stock is listed on the NASDAQ under the ticker symbol “TXN.”

Below is a table setting forth the quarterly high, low and period-end closing prices of this Reference Share for each quarter in the period from January 3, 2012 (when the Reference Shares commenced trading) through March 24, 2017.

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 30, 2012	$33.99	$29.57	$33.61
June 29, 2012	$33.26	$26.87	$28.69
September 28, 2012	$30.27	$26.44	$27.55
December 31, 2012	$31.34	$27.17	$30.94
March 28, 2013	$35.62	$31.58	$35.48
June 28, 2013	$37.09	$33.92	$34.87
September 30, 2013	$40.87	$35.05	$40.27
December 31, 2013	$43.91	$39.24	$43.91
March 31, 2014	$47.15	$40.89	$47.15
June 30, 2014	$48.47	$44.89	$47.79
September 30, 2014	$49.29	$45.67	$47.69
December 31, 2014	$55.62	$41.93	$53.47
March 31, 2015	$59.94	$51.78	$57.19
June 30, 2015	$58.73	$51.51	$51.51
September 30, 2015	$52.08	$43.52	$49.52
December 31, 2015	$58.98	$48.44	$54.81
March 31, 2016	$58.37	$48.03	$57.42
June 30, 2016	$63.30	$56.43	$62.65
September 30, 2016	$71.42	$61.06	$70.18
December 30, 2016	$74.87	$67.60	$72.97
March 24, 2017*	$82.20	$72.92	$80.59

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

* This pricing supplement includes information for the first calendar quarter of 2017 for the period January 3, 2017 through March 24, 2017. Accordingly, the “Quarter High,” “Quarter Low” and “Quarter Close” data indicated are for this shortened period only and do not reflect compete data for the first calendar quarter of 2017.

TD SECURITIES (USA) LLC	P-37

United Technologies Corporation (“UTX”)

United Technologies Corporation provides high technology products and services to building systems and aerospace industries. The company operates in four segments: Otis, UTC Climate, Controls & Security, Pratt & Whitney and UTC Aerospace Systems.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-00812, or its CIK Code: 0000101829. The company’s website is http://www.utc.com. The company’s common stock is listed on the NYSE under the ticker symbol “UTX.”

Below is a table setting forth the quarterly high, low and period-end closing prices of this Reference Share for each quarter in the period from January 3, 2007 through March 24, 2017.

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 30, 2007	$68.93	$62.47	$65.00
June 29, 2007	$72.19	$64.08	$70.93
September 28, 2007	$80.69	$71.08	$80.48
December 31, 2007	$82.07	$72.78	$76.54
March 31, 2008	$76.28	$66.23	$68.82
June 30, 2008	$75.16	$61.15	$61.70
September 30, 2008	$67.42	$56.66	$60.06
December 31, 2008	$59.12	$43.22	$53.60
March 31, 2009	$54.95	$37.56	$42.98
June 30, 2009	$56.49	$43.88	$51.96
September 30, 2009	$63.23	$49.43	$60.93
December 31, 2009	$70.49	$59.63	$69.41
March 31, 2010	$74.13	$65.40	$73.61
June 30, 2010	$76.93	$63.22	$64.91
September 30, 2010	$73.39	$64.29	$71.23
December 31, 2010	$79.52	$70.53	$78.72
March 31, 2011	$85.21	$78.33	$84.65
June 30, 2011	$90.00	$81.70	$88.51
September 30, 2011	$91.39	$67.44	$70.36
December 30, 2011	$79.83	$69.36	$73.09
March 30, 2012	$86.89	$73.90	$82.94
Quarter Ending	Quarter High	Quarter Low	Quarter Close
June 29, 2012	$82.73	$70.88	$75.53
September 28, 2012	$82.45	$71.84	$78.29
December 31, 2012	$83.17	$74.65	$82.01
March 28, 2013	$93.59	$83.55	$93.43
June 28, 2013	$97.55	$91.05	$92.94
September 30, 2013	$112.00	$93.80	$107.82
December 31, 2013	$113.80	$102.76	$113.80
March 31, 2014	$118.31	$107.91	$116.84
June 30, 2014	$120.09	$113.10	$115.45
September 30, 2014	$115.93	$103.79	$105.60
December 31, 2014	$117.24	$99.17	$115.00
March 31, 2015	$124.11	$111.52	$117.20
June 30, 2015	$119.14	$110.93	$110.93
September 30, 2015	$111.58	$86.82	$88.99
December 31, 2015	$100.80	$88.36	$96.07
March 31, 2016	$100.25	$84.66	$100.10
June 30, 2016	$105.89	$97.21	$102.55
September 30, 2016	$109.69	$100.10	$101.60
December 30, 2016	$110.98	$98.67	$109.62
March 24, 2017*	$113.68	$108.18	$111.80

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

* This pricing supplement includes information for the first calendar quarter of 2017 for the period January 3, 2017 through March 24, 2017. Accordingly, the “Quarter High,” “Quarter Low” and “Quarter Close” data indicated are for this shortened period only and do not reflect compete data for the first calendar quarter of 2017.

TD SECURITIES (USA) LLC	P-38

Supplemental Discussion of U.S. Federal Income Tax Consequences

General. The following is a general description of certain U.S. federal income tax considerations relating to the Notes. Additionally, we urge you to read the discussion in the product prospectus supplement under “Supplemental Discussion of U.S. Federal Income Tax Consequences.” Prospective purchasers of the Notes should consult their tax advisors as to the consequences under the tax laws of the country of which they are a resident for tax purposes and the tax laws of the U.S. of acquiring, holding and disposing of the Notes and receiving payments under the Notes. This summary is based upon the law as in effect on the date of this pricing supplement and is subject to any change in law that may take effect after such date.

This discussion is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect as of the date of this pricing supplement. These laws are subject to change, possibly on a retroactive basis.

This discussion, other than the section entitled “Non-U.S. Holders” below, is applicable to you only if you are a U.S. holder (as defined in the prospectus).

U.S. Tax Treatment. No statutory, judicial or administrative authority directly discusses how the Notes should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the Notes are uncertain. Accordingly, we urge you to consult your tax advisor as to the tax consequences of your investment in the Notes (and of having agreed to the required tax treatment of your Notes described below) and as to the application of state, local or other tax (including non-U.S. tax) laws to your investment in your Notes and the possible effects of changes in federal or other tax laws.

Based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Cadwalader, Wickersham & Taft LLP, it is reasonable to treat the Notes as pre-paid cash-settled derivative contracts in respect of the Basket, and to treat payments of the Distribution Amount as ordinary income includible in income by a U.S. holder when received or accrued in accordance with the U.S. holder’s ordinary method of accounting, for U.S. federal income tax purposes, and the terms of the Notes require a holder and us (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat the Notes for all tax purposes in accordance with such characterization. If the Notes are so treated, a U.S. holder should generally recognize ordinary income upon the receipt or accrual of the Distribution Amount in accordance with its ordinary method of accounting and recognize capital gain or loss upon the sale or maturity of the Notes in an amount equal to the difference between the amount a holder receives at such time (not including any such amount that constitutes a Distribution Amount) and the holder’s tax basis in the Notes. Although uncertain, it is possible that proceeds received from the sale or exchange of your Notes prior to a Distribution Date, but that could be attributed to an expected Distribution Amount, could be treated as ordinary income.

In general, a U.S. holder’s tax basis in the Notes will be equal to the price the holder paid for the Notes. Capital gain recognized by an individual U.S. holder is generally taxed at preferential rates where the property is held for more than one year and is generally taxed at ordinary income rates where the property is held for one year or less. The deductibility of capital losses is subject to limitations.

We will not attempt to ascertain whether any of the Reference Share Issuers would be treated as a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply upon the sale, exchange, redemption or maturity of a Note or upon the payment of a Distribution Amount. You should refer to information filed with the SEC or the equivalent governmental authority by such entities and consult your tax advisor regarding the possible consequences to you if any such entity is or becomes a PFIC.

Potential Application of Section 1260 of the Code. Because one of the Reference Shares Issuers is a REIT, the IRS could assert that an investment in a Note is treated, in whole or in part, as a ‘constructive ownership transaction’ to which Section 1260 of the Code applies. If such an assertion were successful, some or all of any long-term capital gain recognized by a U.S. holder in respect of the Notes would be recharacterized as ordinary income unless the holder established otherwise by clear and convincing evidence. However, because the Distribution Amounts will be includible by a U.S. holder as ordinary income when received or accrued in accordance its ordinary method of accounting, the impact of Section 1260 may be minimal. Nevertheless, because the application of the constructive ownership rules to the Notes is unclear, you are urged to consult your tax advisors regarding the potential application of the constructive ownership rules to an investment in the Notes.

Alternative Treatments. Alternative tax treatments of the Notes are also possible and the IRS might assert that a treatment other than that described above is more appropriate. For example, it is possible to treat the Notes, and the IRS might assert that the Notes should be treated, as a single debt instrument. Such a debt instrument would be subject to the special tax rules governing contingent payment debt instruments. If the Notes are so treated, a U.S. holder would generally be required to accrue interest currently over the term of the Notes even though that holder may not receive any payments from us prior to maturity. In addition, any gain a U.S. holder might recognize upon the sale or maturity of the Notes would be ordinary income and any loss recognized by a holder at such time would be ordinary loss to the extent of interest that same holder included in income in the current or previous taxable years in respect of the Notes, and thereafter, would be capital loss.

Because of the absence of authority regarding the appropriate tax characterization of the Notes, it is also possible that the IRS could seek to characterize the Notes in a manner that results in other tax consequences that are different from those described above. For example, the IRS could possibly assert that any gain or loss that a holder may recognize upon the sale or maturity of the Notes should be treated as ordinary gain or loss. Holders should consult their tax advisors as to the tax consequences of such characterizations and any possible alternative characterizations of the Notes for U.S. federal income tax purposes.

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Possible Change in Law. In 2007, the IRS released a notice that may affect the taxation of holders of the Notes. According to the notice, the IRS and the Treasury Department are actively considering whether a holder of an instrument such as the Notes should be required to accrue ordinary income (in addition to the Distribution Amount) on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments.

In 2007, legislation was introduced in Congress that, if enacted, would have required holders of Notes purchased after the bill was enacted to accrue interest income over the term of the Notes despite the fact that there will be no interest payments over the term of the Notes. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes.

The House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Notes to be marked-to-market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect Notes that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your Notes.

Medicare Tax on Net Investment Income. U.S. holders that are individuals or estates and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain with respect to the Notes, to the extent of their net investment income or undistributed net investment income (as the case may be) that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return, or the dollar amount at which the highest tax bracket begins for an estate or trust (which, in 2017, is $12,500). The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their advisors with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets. U.S. holders may be subject to reporting obligations with respect to their Notes if they do not hold their Notes in an account maintained by a financial institution and the aggregate value of their Notes and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds $50,000. Significant penalties can apply if a U.S. holder is required to disclose its Notes and fails to do so.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require U.S. taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the Notes or a sale of the Notes should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Notes or a sale of the Notes to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Notes.

Non-U.S. Holders. This section applies only if you are a non-U.S. holder. For these purposes, you are a non-U.S. holder if you are the beneficial owner of the Notes and are, for U.S. federal income tax purposes:

•	a non-resident alien individual;
•	a non-U.S. corporation; or
•	an estate or trust that, in either case, is not subject to U.S. federal income tax on a net income basis on income or gain from the Notes.

While the U.S. federal income tax treatment of the Notes, including the proper characterization of the Distribution Amount, is uncertain, pursuant to Section 871(m) (discussed below), we (or the applicable withholding agent) will withhold U.S. federal income tax at a 30% rate (or at a lower rate under an applicable income tax treaty) in respect of amounts, including any Distribution Amounts, that constitute “dividend equivalents” paid or deemed paid to a non-U.S. holder (as discussed below) unless such payments are effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States and the non-U.S. holder provides an IRS Form W-8ECI. We will not pay any additional amounts in respect of such withholding.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017.

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Based on our determination that the Notes are “delta-one” with respect to the Basket and any U.S. Reference Shares, our counsel is of the opinion that the Notes are delta one specified equity-linked instruments and thus will be subject to withholding on dividend equivalents. We (or the applicable withholding agent) will withhold accordingly.

Except as provided under 871(m) (as discussed above), a non-U.S. holder should generally not be subject to U.S. federal income or withholding tax on any gain (not including for the avoidance of doubt any amounts representing Distribution Amounts which would be subject to the rules discussed in the previous paragraph) upon the sale or maturity of the Notes, provided that (i) the holder complies with any applicable certification requirements (which certification may generally be made on an IRS Form W-8BEN or W-8BEN-E, or a substitute or successor form), (ii) the payment is not effectively connected with the conduct by the holder of a U.S. trade or business (or treated as effectively connected with a U.S. trade or business under the section 897 of the Code), and (iii) if the holder is a non-resident alien individual, such holder is not present in the United States for 183 days or more during the taxable year of the sale or maturity of the Notes. In the case of (ii) above, the holder generally would be subject to U.S. federal income tax with respect to any income or gain in the same manner as if the holder were a U.S. holder and, in the case of a holder that is a corporation, the holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the United States, subject to certain adjustments, and if the payment is treated as effectively connected with a U.S. trade or business under section 897 of the Code, such amounts would be subject to a 15% withholding tax.

Because of the application of the 30% withholding tax on dividend equivalents to the Notes, you are urged to consult your tax advisor regarding the application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Notes.

As discussed above, should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to the Notes to become subject to withholding tax in addition to the withholding tax described under Section 871(m), we (or the applicable withholding agent) will withhold tax at the applicable statutory rate and we will not be required to pay any additional amounts in respect of such additional withholding. Prospective investors should consult their tax advisors in this regard.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (“FATCA”) imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and Original Issue Discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA generally apply to certain “withholdable payments” and generally will apply to certain gross proceeds on a sale or disposition occurring after December 31, 2018, and certain foreign passthru payments made after December 31, 2018 (or, if later, the date that final regulations defining the term “foreign passthru payment” are published). In addition, withholding tax under FATCA would not be imposed on withholdable payments solely because the relevant obligation is treated as giving rise to a dividend equivalent (pursuant to Section 871(m) and the regulations thereunder) where such obligation is executed on or before the date that is six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents. If, however, withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

You should consult your tax advisor about the application of FATCA, in particular if you may be classified as a financial institution (or if you hold your Notes through a foreign entity) under the FATCA rules.

Section 897. We will not attempt to ascertain whether the issuer of any Reference Share would be treated as a United States real property holding corporation (a “USRPHC”), within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Notes should be treated as “United States real property interests,” as defined in Section 897 of the Code. If any such entity and the Notes were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Note upon a sale, exchange, redemption or maturity of the Note to U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any Reference Share Issuer as a USRPHC and the Notes as United States real property interests.

Backup Withholding and Information Reporting. The Distribution Amount and the proceeds received from a sale, exchange, redemption or maturity of the Notes will be subject to information reporting unless you are an “exempt recipient” and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer number, if you are a U.S. holder) or meet certain other conditions.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

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The Distribution Amount, and proceeds received from the sale of, Notes held by a non-U.S. holder to or through certain brokers may be subject to a backup withholding tax on “reportable payments” unless, in general, the holder complies with certain procedures or is an exempt recipient. Any such amounts so withheld from distributions on the Notes generally will be refunded by the IRS or allowed as a credit against the holder’s federal income tax, provided the holder makes a timely filing of an appropriate tax return or refund claim. Reports will be made to the IRS and to holders that are not excepted from the reporting requirements.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Notes, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including those of the Reference Share Issuers and TD).

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Supplemental Discussion of Canadian Tax Consequences

The following section supersedes and replaces in its entirety the section of the product prospectus supplement under “Supplemental Discussion of Canadian Tax Consequences”.

In the opinion of Osler, Hoskin & Harcourt LLP, special Canadian tax counsel to TD, the following is, as of the date hereof, a summary of certain Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Canadian Tax Act”) and Income Tax Regulations issued thereunder (the “Canadian Tax Regulations”) generally applicable to a holder who acquires beneficial ownership of a Note pursuant to this pricing supplement, and who, for purposes of the Canadian Tax Act and any applicable income tax convention, at all relevant times, is not resident and is not deemed to be resident in Canada, and who, for purposes of the Canadian Tax Act, at all relevant times, (i) deals at arm’s length with the Issuer and any Canadian resident (or deemed Canadian resident) to whom the holder disposes of the Note, (ii) is entitled to receive all payments (including any interest and principal) made on the Note as beneficial owner, (iii) is not, and deals at arm’s length with each person who is, a “specified shareholder” of the Issuer for purposes of the thin capitalization rules in the Canadian Tax Act, (iv) holds the Note as capital property, (v) does not use or hold and is not deemed to use or hold the Note in or in the course of carrying on a business in Canada and (vi) is not an insurer carrying on an insurance business in Canada and elsewhere (a “Non-resident Holder”).

This summary is based upon the current provisions of the Canadian Tax Act and the Canadian Tax Regulations in force as of the date hereof, all specific proposals to amend the Canadian Tax Act and the Canadian Tax Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and counsel’s understanding of the current administrative policies and assessing practices of the CRA published in writing by the CRA prior to the date hereof. This summary is not exhaustive of all possible Canadian federal income tax considerations relevant to an investment in Notes and, except for the Tax Proposals, does not take into account or anticipate any changes in law or CRA administrative policies or assessing practices, whether by way of legislative, governmental or judicial decision or action, nor does it take into account or consider any other federal tax considerations or any provincial, territorial or foreign tax considerations, which may differ materially from those discussed herein. While this summary assumes that the Tax Proposals will be enacted in the form proposed, no assurance can be given that this will be the case, and no assurance can be given that judicial, legislative or administrative changes will not modify or change the statements below.

The following is only a general summary of certain Canadian non-resident withholding and other tax provisions which may affect a Non-resident Holder of the Notes described in this Pricing Supplement. This summary is not, and is not intended to be, and should not be construed to be, legal or tax advice to any particular Non-resident Holder and no representation with respect to the income tax consequences to any particular Non-resident Holder is made. Persons considering investing in Notes should consult their tax advisers with respect to the tax consequences of acquiring, holding and disposing of Notes having regard to their own particular circumstances.

Based in part on the published administrative position of the CRA, any amount in excess of the principal amount of a Note paid or credited or deemed for purposes of the Canadian Tax Act to be paid or credited to a Non-resident Holder on the Note should not be subject to Canadian non-resident withholding tax. Should payments with respect to the Notes become subject to such withholding tax, TD will withhold tax at the applicable statutory rate and will not make payments of any additional amounts.

Generally, there are no other Canadian taxes on income (including taxable capital gains) payable by a Non-resident Holder under the Canadian Tax Act solely as a consequence of the acquisition, ownership or disposition of a Note.

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Supplemental Plan of Distribution (Conflicts of Interest)

We have appointed TDS, an affiliate of TD, as the agent for the sale of the Notes. Pursuant to the terms of a distribution agreement, TDS will purchase the Notes from TD at the public offering price less the underwriting discount set forth on the cover page of this pricing supplement for distribution to other registered broker-dealers, including Raymond James. Raymond James will also receive the licensing fee described in “Information Regarding the Reference Shares—Description of the Reference Shares—License Agreement.” TDS or other registered broker-dealers have offered the Notes at the public offering price set forth on the cover page of this pricing supplement. The underwriting discount represents the selling concessions for other dealers in connection with the distribution of the Notes. The other dealers may forgo, in their sole discretion, some or all of their selling concessions.TD will reimburse TDS for certain expenses in connection with its role in the offer and sale of the Notes, and TD will pay TDS a fee in connection with its role in the offer and sale of the Notes.

Delivery of the Notes will be made against payment for the Notes on March 31, 2017, which is the fifth (5th) Business Day following the Pricing Date (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three Business Days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes more than three Business Days prior to the Issue Date will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisors. See “Plan of Distribution” in the prospectus. For additional information as to the relationship between us and TDS, please see the section “Plan of Distribution—Conflicts of Interest” in the product prospectus supplement.

We may use this pricing supplement in the initial sale of the Notes. In addition, TDS or another of our affiliates may use this pricing supplement in a market-making transaction in the Notes after their initial sale. If a purchaser buys the Notes from us or TDS or another of our affiliates, this pricing supplement is being used in a market-making transaction unless we or TDS or another of our affiliates informs such purchaser otherwise in the confirmation of sale.

Additional Information Regarding Our Estimated Value of the Notes

The final terms for the Notes were determined on the Pricing Date, based on prevailing market conditions on the Pricing Date, and are set forth in this pricing supplement.

Our internal pricing models, or pricing models of any third parties with whom we enter into potential hedging transactions, take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates, and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables such as market benchmarks, our appetite for borrowing, and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value of the Notes is based on our internal funding rates. Our estimated value of the Notes might have been lower if such valuation had been based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the Notes on the Pricing Date is less than the public offering price of the Notes. The difference between the public offering price of the Notes and our estimated value of the Notes resulted from several factors, including any sales commissions expected to be paid to TDS or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Notes, the estimated cost which we may incur in hedging our obligations under the Notes, and estimated development and other costs which we may incur in connection with the Notes.

Our estimated value on the Pricing Date is not a prediction of the price at which the Notes may trade in the secondary market, nor is it the price at which the agent may buy or sell the Notes in the secondary market. Subject to normal market and funding conditions, the agent or another affiliate of ours intends to offer to purchase the Notes in the secondary market but it is not obligated to do so.

We urge you to read the “Additional Risk Factors” beginning on page P-7 of this pricing supplement.

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Validity of the Notes

In the opinion of Cadwalader, Wickersham & Taft LLP, as special products counsel to TD, when the Notes offered by this pricing supplement have been executed and issued by TD and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the Notes will be valid and binding obligations of TD, enforceable against TD in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Cadwalader, Wickersham & Taft LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by McCarthy Tétrault LLP, Canadian legal counsel for TD, in its opinion expressed below. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the Notes, authentication of the Notes and the genuineness of signatures and certain factual matters, all as stated in the opinion of Cadwalader, Wickersham & Taft LLP dated May 31, 2016 which has been filed as Exhibit 5.3 to the registration statement on form F-3 filed by the Bank on May 31, 2016.

In the opinion of McCarthy Tétrault LLP, the issue and sale of the Notes has been duly authorized by all necessary corporate action on the part of TD, and when this pricing supplement has been attached to, and duly notated on, the master note that represents the Notes, the Notes will have been validly executed and issued and, to the extent validity of the Notes is a matter governed by the laws of the Province of Ontario, or the laws of Canada applicable therein, will be valid obligations of TD, subject to the following limitations: (i) the enforceability of the indenture is subject to bankruptcy, insolvency, reorganization, arrangement, winding up, moratorium and other similar laws of general application limiting the enforcement of creditors’ rights generally; (ii) the enforceability of the indenture is subject to general equitable principles, including the fact that the availability of equitable remedies, such as injunctive relief and specific performance, is in the discretion of a court; (iii) courts in Canada are precluded from giving a judgment in any currency other than the lawful money of Canada; and (iv) the enforceability of the indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Provinces of Ontario and the federal laws of Canada applicable thereto. In addition, this opinion is subject to: (i) the assumption that the senior indenture has been duly authorized, executed and delivered by, and constitutes a valid and legally binding obligation of, the trustee, enforceable against the trustee in accordance with its terms; and (ii) customary assumptions about the genuineness of signatures and certain factual matters all as stated in the letter of such counsel dated May 31, 2016, which has been filed as Exhibit 5.2 to the registration statement on form F-3 filed by TD on May 31, 2016.

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